Exhibit 4.5
[Certain information marked by an asterisk has been redacted from this exhibit pursuant to a request for confidential treatment made to the SEC.]
Schedules to Credit Agreement
Index to Schedules:
I        Lenders; Addresses for Notices
II        Commitments
III        Borrowers, Denomination Currencies; Currency Sublimits; Maximum Sublimits; Local Fronting Lenders
IV        Borrowing Base Definitions
1.1(a)        Existing Hedging Contracts
5.9        Existing Letters of Credit
8.13(a)        Company Information
8.13(b)        Subsidiaries of the Company*
10.16        Post-Closing Matters
11.3(g)        Existing Liens
11.4(b)        Contingent Obligations
11.6        *
11.8(p)        Existing Investments
12.1(p)        Existing Parent Agreements

SCHEDULE I to
Credit Agreement
LENDERS; ADDRESSES FOR NOTICES

Lender	Address
Citibank, N.A.	1615 Brett Road Operations Building #3 New Castle, DE 19720 Attn: Tracey Wilson Tel: 302-894-6094 E-mail: tracey.l.wilson@citi.com
Wells Fargo Capital Finance, LLC	2450 Colorado Avenue, Suite 3000W Santa Monica, CA 90404 Attn: Peter Aziz Tel: (310) 453-7494 Fax: (866) 615-7803 E-mail: peter.aziz@wellsfargo.com
Bank of America, N.A.	200 Glastonbury Blvd Glastonbury, CT 06033 Attn: Ann Moulton Tel: (860) 368-6013 Fax: (312) 453-3311 E-mail: ann.moulton@baml.com
JPMorgan Chase Bank, N.A.	10 S. Dearborn, 22nd Floor Chicago, IL 60603 Attn: Fe C. Naviamos Tel: (312) 732-7519 Fax: (312) 377-1108 E-mail: fe.c.naviamos@chase.com
Credit Suisse AG, Cayman Islands Branch	7033 Louis Stephens Drive Research Triangle Park, NC 27709 Attn: Prashant Bagale Tel: +91 20 6673 3931 Fax: (866) 469-3871 E-mail: prashant.bagale@credit-suisse.com

SCHEDULE II to
Credit Agreement

COMMITMENTS

Lender	Commitment
Citibank, N.A.	$40,000,000
Wells Fargo Capital Finance, LLC	$35,000,000
Bank of America, N.A.	$25,000,000
JPMorgan Chase Bank, N.A.	$25,000,000
Credit Suisse AG, Cayman Islands Branch	$15,000,000
Total	$140,000,000

SCHEDULE III to
Credit Agreement
BORROWERS; DENOMINATION CURRENCIES; CURRENCY SUBLIMITS;
MAXIMUM SUBLIMITS; LOCAL FRONTING LENDERS

Local Fronting Lender and Local Lending Office	Denomination Currency	Currency Sublimit	Maximum Sublimit	Name of Borrower and Address for Notices
Citibank, N.A. 2 Park Street Level 26 Sydney, N.S.W. 2000 Australia Attn: Glenn Ross	Australian Dollars	US $ 0	US $1,000,000	Revlon Australia Pty Limited 12 Julius Avenue North Ryde, Sydney NSW 2113 Australia
Citibank International Plc - Paris Loans Processing Unit 2nd Floor 4 Harbour Exchange Isle of Dogs London E14 9GE United Kingdom Attn: Asif Mahmood Butt	Euros	US $1,200,000	US $3,000,000	Européenne de Produits de Beauté 64-70 rue du Ranelagh 75016 Paris, France
Citibank, N.A. 49/F, Citibank Tower Citibank Plaza 3 Garden Road, Central Hong Kong Attn: Julia Pang	Hong Kong Dollars	US $100,000	US $1,000,000	Revlon (Hong Kong) Limited Suites 1411-12, 14F Cityplaza Four 12 Taikoo Wan Road Taikoo Shing Island East Hong Kong
Citibank, N.A. Foro Buonaparte, 16 Milano 20121, Italy Attn: Elena Codecasa	Euros	US $0	US $3,000,000	Revlon S.p.A. Via Piazzale dell’Industria, N. 46 00144 Rome, Italy

Local Fronting Lender and Local Lending Office	Denomination Currency	Currency Sublimit	Maximum Sublimit	Name of Borrower and Address for Notices
Citibank, N.A. UK Loans Processing Unit 2nd Floor 4 Harbour Exchange Isle of Dogs London E14 9GE United Kingdom Attn: Asif Mahmood Butt	Pounds Sterling	US $3,400,000	US $10,000,000	Revlon International Corporation (UK Branch) Greater London House Hampstead Road London, NW1 7QX England
TOTAL		US $4,700,000
AGGREGATE CURRENCY SUBLIMIT		US $30,000,000
REMAINING AGGREGATE CURRENCY SUBLIMIT		US $25,300,000

SCHEDULE IV to
Credit Agreement
BORROWING BASE DEFINITIONS
“Bulk” consists of recipes already processed in the bulk manufacturing operation (i.e., large blending tanks, kettles, and tumblers) and stored in 10 to 55 gallon drums waiting to be transported to the production lines for the various filling operations.
“Special Markets” finished good items consist of a segment of finished goods inventory. Customer returns are sent to and processed in Revlon’s plant located in Oxford, NC. Items considered first quality and saleable are transported back to available finished goods inventory. The residual inventory is either judged “refurbish” or “salvage.” Refurbished product becomes the “Special Markets” finished goods items along with slow moving, discontinued, or one time promotional items from Oxford’s inventory. The product is then potentially reworked (adding peg holes, creating clip strips of products, new slip card packaging, blister packing) and repacked and sold to second tier and close-out retailers such as Big Lots, Christmas Tree Shops, National Wholesale Liquidators, and the various dollar store formats.
“Tote Stores” consist of items in a nearly finished goods state, but without the final sell pack or master pack packaging. Tote stores inventory requires additional packaging process to be converted to finished goods in a final shipping state.

SCHEDULE 1.1(a) to
Credit Agreement
EXISTING HEDGING CONTRACTS
See attached.

Value Date	Currency pair	Ref. No.	Trade Date	Revlon Action	Counter Party	Notional Amount
17-Jun-11	AUD-NZD	6927573401	30-Jun-10	BUY AUD	Citibank, N.A.	AUD	100,000.00
17-Jun-11	AUD-NZD	1725033	30-Sep-10	BUY AUD	Citibank, N.A.	AUD	50,000.00
17-Jun-11	AUD-NZD	7166853601	17-Dec-10	BUY AUD	Citibank, N.A.	AUD	292,000.00
17-Jun-11	AUD-NZD	1983315	28-Mar-11	BUY AUD	Citibank, N.A.	AUD	259,000.00
17-Jun-11	USD-AUD	6927577801	30-Jun-10	BUY USD	Citibank, N.A.	USD	243,000.00
17-Jun-11	USD-AUD	1724713	30-Sep-10	BUY USD	Citibank, N.A.	USD	117,000.00
17-Jun-11	USD-AUD	7166846201	17-Dec-10	BUY USD	Citibank, N.A.	USD	37,000.00
17-Jun-11	USD-AUD	1983122	28-Mar-11	BUY USD	Citibank, N.A.	USD	492,000.00
17-Jun-11	USD-CAD	6927582201	30-Jun-10	BUY USD	Citibank, N.A.	USD	380,000.00
17-Jun-11	USD-CAD	1724994	30-Sep-10	BUY USD	Citibank, N.A.	USD	190,000.00
17-Jun-11	USD-CAD	7166843601	17-Dec-10	BUY USD	Citibank, N.A.	USD	946,000.00
17-Jun-11	USD-CAD	1983327	28-Mar-11	BUY USD	Citibank, N.A.	USD	663,000.00
17-Jun-11	USD-GBP	6927585101	30-Jun-10	BUY USD	Citibank, N.A.	USD	160,000.00
17-Jun-11	USD-GBP	1724977	30-Sep-10	BUY USD	Citibank, N.A.	USD	80,000.00
17-Jun-11	USD-GBP	7166846901	17-Dec-10	BUY USD	Citibank, N.A.	USD	319,000.00
17-Jun-11	USD-GBP	1983280	28-Mar-11	BUY USD	Citibank, N.A.	USD	707,000.00
17-Jun-11	USD-ZAR	6927590501	30-Jun-10	BUY USD	Citibank, N.A.	USD	100,000.00
17-Jun-11	USD-ZAR	1724981	30-Sep-10	BUY USD	Citibank, N.A.	USD	50,000.00
17-Jun-11	USD-ZAR	7166849301	17-Dec-10	BUY USD	Citibank, N.A.	USD	217,000.00
20-Jul-11	AUD-NZD	1725034	30-Sep-10	BUY AUD	Citibank, N.A.	AUD	100,000.00
20-Jul-11	AUD-NZD	7166855601	17-Dec-10	BUY AUD	Citibank, N.A.	AUD	141,000.00
20-Jul-11	AUD-NZD	1983316	28-Mar-11	BUY AUD	Citibank, N.A.	AUD	116,000.00
20-Jul-11	USD-AUD	1724714	30-Sep-10	BUY USD	Citibank, N.A.	USD	395,000.00
20-Jul-11	USD-AUD	7166848101	17-Dec-10	BUY USD	Citibank, N.A.	USD	437,000.00
20-Jul-11	USD-AUD	1983210	28-Mar-11	BUY USD	Citibank, N.A.	USD	435,000.00
20-Jul-11	USD-CAD	1725039	30-Sep-10	BUY USD	Citibank, N.A.	USD	535,000.00
20-Jul-11	USD-CAD	7166811701	17-Dec-10	BUY USD	Citibank, N.A.	USD	1,213,000.00
20-Jul-11	USD-CAD	1983328	28-Mar-11	BUY USD	Citibank, N.A.	USD	365,000.00
20-Jul-11	USD-GBP	1725023	30-Sep-10	BUY USD	Citibank, N.A.	USD	183,000.00
20-Jul-11	USD-GBP	7166854901	17-Dec-10	BUY USD	Citibank, N.A.	USD	476,000.00
20-Jul-11	USD-GBP	1983282	28-Mar-11	BUY USD	Citibank, N.A.	USD	66,000.00
20-Jul-11	USD-NZD	1725043	30-Sep-10	BUY USD	Citibank, N.A.	USD	30,000.00
20-Jul-11	USD-NZD	7166836301	17-Dec-10	BUY USD	Citibank, N.A.	USD	45,000.00
20-Jul-11	USD-NZD	1983306	28-Mar-11	BUY USD	Citibank, N.A.	USD	23,000.00
20-Jul-11	USD-ZAR	1724982	30-Sep-10	BUY USD	Citibank, N.A.	USD	280,000.00
20-Jul-11	USD-ZAR	7166811901	17-Dec-10	BUY USD	Citibank, N.A.	USD	465,000.00
20-Jul-11	USD-ZAR	1983296	28-Mar-11	BUY USD	Citibank, N.A.	USD	144,000.00
18-Aug-11	AUD-NZD	1724988	30-Sep-10	BUY AUD	Citibank, N.A.	AUD	100,000.00
18-Aug-11	AUD-NZD	7166851001	17-Dec-10	BUY AUD	Citibank, N.A.	AUD	105,000.00
18-Aug-11	AUD-NZD	1983317	28-Mar-11	BUY AUD	Citibank, N.A.	AUD	88,000.00
18-Aug-11	USD-AUD	1724973	30-Sep-10	BUY USD	Citibank, N.A.	USD	235,000.00
18-Aug-11	USD-AUD	7166845001	17-Dec-10	BUY USD	Citibank, N.A.	USD	941,000.00
18-Aug-11	USD-AUD	1983270	28-Mar-11	BUY USD	Citibank, N.A.	USD	386,000.00
18-Aug-11	USD-CAD	1725040	30-Sep-10	BUY USD	Citibank, N.A.	USD	380,000.00

2

Value Date	Currency pair	Ref. No.	Trade Date	Revlon Action	Counter Party	Notional Amount
18-Aug-11	USD-CAD	7166845901	17-Dec-10	BUY USD	Citibank, N.A.	USD	761,000.00
18-Aug-11	USD-CAD	1983329	28-Mar-11	BUY USD	Citibank, N.A.	USD	440,000.00
18-Aug-11	USD-GBP	1725022	30-Sep-10	BUY USD	Citibank, N.A.	USD	160,000.00
18-Aug-11	USD-GBP	7166811101	17-Dec-10	BUY USD	Citibank, N.A.	USD	381,000.00
18-Aug-11	USD-GBP	1983284	28-Mar-11	BUY USD	Citibank, N.A.	USD	11,000.00
18-Aug-11	USD-ZAR	1725029	30-Sep-10	BUY USD	Citibank, N.A.	USD	100,000.00
18-Aug-11	USD-ZAR	7166838301	17-Dec-10	BUY USD	Citibank, N.A.	USD	163,000.00
20-Sep-11	AUD-NZD	1725032	30-Sep-10	BUY AUD	Citibank, N.A.	AUD	100,000.00
20-Sep-11	AUD-NZD	7166844101	17-Dec-10	BUY AUD	Citibank, N.A.	AUD	186,000.00
20-Sep-11	AUD-NZD	1983318	28-Mar-11	BUY AUD	Citibank, N.A.	AUD	90,000.00
20-Sep-11	USD-AUD	1724972	30-Sep-10	BUY USD	Citibank, N.A.	USD	235,000.00
20-Sep-11	USD-AUD	7166847401	17-Dec-10	BUY USD	Citibank, N.A.	USD	416,000.00
20-Sep-11	USD-AUD	1983271	28-Mar-11	BUY USD	Citibank, N.A.	USD	582,000.00
20-Sep-11	USD-CAD	1725042	30-Sep-10	BUY USD	Citibank, N.A.	USD	380,000.00
20-Sep-11	USD-CAD	7166853001	17-Dec-10	BUY USD	Citibank, N.A.	USD	723,000.00
20-Sep-11	USD-CAD	1983330	28-Mar-11	BUY USD	Citibank, N.A.	USD	330,000.00
20-Sep-11	USD-GBP	1725021	30-Sep-10	BUY USD	Citibank, N.A.	USD	160,000.00
20-Sep-11	USD-GBP	7166842001	17-Dec-10	BUY USD	Citibank, N.A.	USD	491,000.00
20-Sep-11	USD-ZAR	1725028	30-Sep-10	BUY USD	Citibank, N.A.	USD	100,000.00
20-Sep-11	USD-ZAR	7166813201	17-Dec-10	BUY USD	Citibank, N.A.	USD	144,000.00
20-Sep-11	USD-ZAR	1983297	28-Mar-11	BUY USD	Citibank, N.A.	USD	62,000.00
19-Oct-11	AUD-NZD	7166851201	17-Dec-10	BUY AUD	Citibank, N.A.	AUD	114,000.00
19-Oct-11	AUD-NZD	1983319	28-Mar-11	BUY AUD	Citibank, N.A.	AUD	279,000.00
19-Oct-11	USD-AUD	7166847701	17-Dec-10	BUY USD	Citibank, N.A.	USD	470,000.00
19-Oct-11	USD-AUD	1983272	28-Mar-11	BUY USD	Citibank, N.A.	USD	1,159,000.00
19-Oct-11	USD-CAD	7166845801	17-Dec-10	BUY USD	Citibank, N.A.	USD	582,000.00
19-Oct-11	USD-CAD	1983331	28-Mar-11	BUY USD	Citibank, N.A.	USD	873,000.00
19-Oct-11	USD-GBP	7166818601	17-Dec-10	BUY USD	Citibank, N.A.	USD	289,000.00
19-Oct-11	USD-GBP	1983285	28-Mar-11	BUY USD	Citibank, N.A.	USD	231,000.00
19-Oct-11	USD-NZD	7166843501	17-Dec-10	BUY USD	Citibank, N.A.	USD	30,000.00
19-Oct-11	USD-NZD	1983307	28-Mar-11	BUY USD	Citibank, N.A.	USD	45,000.00
19-Oct-11	USD-ZAR	7166837101	17-Dec-10	BUY USD	Citibank, N.A.	USD	281,000.00
19-Oct-11	USD-ZAR	1983298	28-Mar-11	BUY USD	Citibank, N.A.	USD	333,000.00
18-Nov-11	AUD-NZD	7166818001	17-Dec-10	BUY AUD	Citibank, N.A.	AUD	145,000.00
18-Nov-11	AUD-NZD	1983320	28-Mar-11	BUY AUD	Citibank, N.A.	AUD	308,000.00
18-Nov-11	USD-AUD	7166847601	17-Dec-10	BUY USD	Citibank, N.A.	USD	163,000.00
18-Nov-11	USD-AUD	1983273	28-Mar-11	BUY USD	Citibank, N.A.	USD	379,000.00
18-Nov-11	USD-CAD	7166813601	17-Dec-10	BUY USD	Citibank, N.A.	USD	448,000.00
18-Nov-11	USD-CAD	1983332	28-Mar-11	BUY USD	Citibank, N.A.	USD	673,000.00
18-Nov-11	USD-GBP	7166852801	17-Dec-10	BUY USD	Citibank, N.A.	USD	240,000.00
18-Nov-11	USD-GBP	1983286	28-Mar-11	BUY USD	Citibank, N.A.	USD	274,000.00
18-Nov-11	USD-ZAR	7166813001	17-Dec-10	BUY USD	Citibank, N.A.	USD	86,000.00
18-Nov-11	USD-ZAR	1983299	28-Mar-11	BUY USD	Citibank, N.A.	USD	31,000.00
19-Dec-11	AUD-NZD	7166812801	17-Dec-10	BUY AUD	Citibank, N.A.	AUD	174,000.00

3

Value Date	Currency pair	Ref. No.	Trade Date	Revlon Action	Counter Party	Notional Amount
19-Dec-11	AUD-NZD	1983321	28-Mar-11	BUY AUD	Citibank, N.A.	AUD	279,000.00
19-Dec-11	USD-AUD	7166852701	17-Dec-10	BUY USD	Citibank, N.A.	USD	193,000.00
19-Dec-11	USD-AUD	1983274	28-Mar-11	BUY USD	Citibank, N.A.	USD	387,000.00
19-Dec-11	USD-CAD	7166852401	17-Dec-10	BUY USD	Citibank, N.A.	USD	593,000.00
19-Dec-11	USD-CAD	1983334	28-Mar-11	BUY USD	Citibank, N.A.	USD	889,000.00
19-Dec-11	USD-GBP	7166841901	17-Dec-10	BUY USD	Citibank, N.A.	USD	199,000.00
19-Dec-11	USD-GBP	1983287	28-Mar-11	BUY USD	Citibank, N.A.	USD	203,000.00
19-Dec-11	USD-ZAR	7166808901	17-Dec-10	BUY USD	Citibank, N.A.	USD	86,000.00
19-Dec-11	USD-ZAR	1983300	28-Mar-11	BUY USD	Citibank, N.A.	USD	30,000.00
20-Jan-12	AUD-NZD	1983322	28-Mar-11	BUY AUD	Citibank, N.A.	AUD	140,000.00
20-Jan-12	USD-AUD	1983275	28-Mar-11	BUY USD	Citibank, N.A.	USD	503,000.00
20-Jan-12	USD-CAD	1983335	28-Mar-11	BUY USD	Citibank, N.A.	USD	623,000.00
20-Jan-12	USD-GBP	1983288	28-Mar-11	BUY USD	Citibank, N.A.	USD	221,000.00
20-Jan-12	USD-NZD	1983312	28-Mar-11	BUY USD	Citibank, N.A.	USD	30,000.00
20-Jan-12	USD-ZAR	1983301	28-Mar-11	BUY USD	Citibank, N.A.	USD	276,000.00
17-Feb-12	AUD-NZD	1983323	28-Mar-11	BUY AUD	Citibank, N.A.	AUD	140,000.00
17-Feb-12	USD-AUD	1983276	28-Mar-11	BUY USD	Citibank, N.A.	USD	343,000.00
17-Feb-12	USD-CAD	1983336	28-Mar-11	BUY USD	Citibank, N.A.	USD	468,000.00
17-Feb-12	USD-GBP	1983289	28-Mar-11	BUY USD	Citibank, N.A.	USD	200,000.00
17-Feb-12	USD-ZAR	1983302	28-Mar-11	BUY USD	Citibank, N.A.	USD	90,000.00
19-Mar-12	AUD-NZD	1983324	28-Mar-11	BUY AUD	Citibank, N.A.	AUD	140,000.00
19-Mar-12	USD-AUD	1983277	28-Mar-11	BUY USD	Citibank, N.A.	USD	343,000.00
19-Mar-12	USD-CAD	1983337	28-Mar-11	BUY USD	Citibank, N.A.	USD	468,000.00
19-Mar-12	USD-GBP	1983290	28-Mar-11	BUY USD	Citibank, N.A.	USD	200,000.00
19-Mar-12	USD-ZAR	1983303	28-Mar-11	BUY USD	Citibank, N.A.	USD	90,000.00

From time to time, the Company enters into foreign exchange contracts. The foreign exchange contracts set forth above are those with Citibank, N.A. that were in effect as of June __, 2010.

SCHEDULE 5.9 to
Credit Agreement
EXISTING LETTERS OF CREDIT

REVLON CONSUMER PRODUCTS CORPORATION
LETTERS OF CREDIT as of March 11, 2010

ISSUING BANK	COMPANY	ISSUING DATE	FINAL EXP DATE	BENEFICIARY	LOC NUMBER	AMOUNT
STAND BY LETTERS OF CREDIT

CITI	RCPC	10/13/2004	9/20/2010	TRANSPORTATION	61621867	2,715,513.00
CITI	RCPC	9/27/2004	9/20/2010	RELIANCE NATIONAL INDEMNITY CO.	61621868	3,006,000.00
CITI	RCPC	10/13/2004	9/20/2010	CONTINENTAL	61621865	642,000.00
CITI	RCPC	7/29/2004		ZURICH AMERICAN INSURANCE CO	61618766	2,950,000.00
				TOTAL INSURANCE		9,313,513.00

CITI	RCPC	11/2/2004	10/25/2010	NJ COMM. OF ENV PROTECT	61625023	1,000,000.00
CITI	RCPC	11/2/2004	10/25/2010	NJ COMM. OF ENV PROTECT	61625024	200,000.00
				TOTAL NJ EPA		1,200,000.00

CITI	RIC	12/16/2009	1/15/2011	CITIBANK LONDON, ENGLAND	61619083	761,350.00
CITI	RCPC	7/9/2004	7/9/2010	CITICORP DINERS CLUB INC	61617645	315,000.00
CITI	RCPC	2/28/2005	7/11/2011	BANCO SANTANDER CENTRAL HISPANO	61637886	500,000.00
CITI	RCPC	2/18/2010	12/31/2010	MEDIACOM	63653552	10,000,000.00
				TOTAL MISCELLANEOUS		11,576,350.00
				**TOTAL STAND BY		22,089,863.00

SCHEDULE 8.13(a) to
Credit Agreement
COMPANY INFORMATION
Revlon Consumer Products Corporation
237 Park Avenue, New York, New York 10017
U.S. Federal Taxpayer I.D. No.: 13-3662953

[Certain information marked by an asterisk has been redacted from this exhibit pursuant to a request for confidential treatment made to the SEC.]
SCHEDULE 8.13(b) to
Credit Agreement
SUBSIDIARIES OF THE COMPANY*
Direct Subsidiaries of Revlon, Inc.

Name	Jurisdiction of Organization	Percentage of Outstanding Shares Owned Directly or Indirectly by Parent	Direct Parent
Revlon Consumer Products Corporation (the “Company” or “RCPC”)	Delaware	100%	Revlon, Inc.

Domestic Subsidiaries of RCPC
and Domestic Subsidiaries of RCPC’s Domestic Subsidiaries

Name	Jurisdiction of Organization	Percentage of Outstanding Shares Owned Directly or Indirectly by Company	Direct Parent
Almay, Inc.	Delaware	100%	RCPC
Charles Revson Inc.	New York	100%	RCPC
Cosmetics & More Inc.	Delaware	100%	RCPC
North America Revsale Inc.	New York	100%	RCPC
OPP Products, Inc.	Delaware	100%	RCPC
PPI Two Corporation*	Delaware	100%	RCPC
Revlon Consumer Corp.	Delaware	100%	RCPC
Revlon Development Corp.	Delaware	100%	RCPC
Revlon Government Sales, Inc.	Delaware	100%	RCPC
Revlon International Corporation	Delaware	100%	RCPC
Revlon Real Estate Corporation*	Delaware	100%	RCPC
RIROS Corporation	New York	100%	RCPC
RIROS Group Inc.	Delaware	100%	RIROS Corporation
Sinful Colors, Inc.	Delaware	100%	OPP Products, Inc.
[Certain information marked by an asterisk has been redacted from this exhibit pursuant to a request for confidential treatment made to the SEC.]

First Tier Foreign Subsidiaries of RCPC and
First Tier Foreign Subsidiaries of Domestic Subsidiaries of RCPC

Name	Jurisdiction of Organization	Percentage of Outstanding Shares Owned Directly or Indirectly by Company	Direct Parent
European Beauty Products S.L.*	Spain	100%	REMEA 2, B.V. (39,716 shares); Revlon International Corporation (11,039 shares); Revlon (Suisse) S.A. (7 shares); Europeenne de Produits de Beaute (7 shares)
Revlon S.p.A.	Italy	100%	Revlon Beauty Products S.L. (Spain) (2,200,175 shares; 95.45%); Revlon International Corporation (104,825 shares; 4.55%)
Européenne de Produits de Beauté*	France	100%	Revlon International Corporation (107,250 shares; 36%); Revlon B.V. (192,750 shares; 64%)
New Revlon Argentina, S.A.*	Argentina	100%	Revlon International Corporation (8,414,090 shares; 90%); Revlon Manufacturing Ltd. (934,854 shares; 10%)
Revlon B.V.	Netherlands	100%	Revlon International Corporation
Revlon Canada Inc.	Canada	100%	Revlon International Corporation (1,000,001 shares); RCPC (10 shares)
Revlon Chile S.A.*	Chile	100%	RCPC (990 shares); Revlon International Corporation (10 shares)
Revlon China Holdings Limited	Cayman Islands	100%	Revlon International Corporation
Revlon (Hong Kong) Limited	Hong Kong	100%	Revlon International Corporation (999 shares; 99%); Revlon Manufacturing Ltd. (1 share; 1%)

[Certain information marked by an asterisk has been redacted from this exhibit pursuant to a request for confidential treatment made to the SEC.]

Revlon (Israel) Limited*	Israel	100%	Revlon B.V. (9,557,905,002 shares); Revlon International Corp. (12,985,003 shares)
Revlon K.K.	Japan	100%	Revlon International Corporation
Revlon Ltda.*	Brazil	100%	Revlon International Corp. (999 quotas); Revlon Manufacturing Ltd. (1 quota)
Revlon Manufacturing Ltd.	Bermuda	100%	Revlon International Corporation
Revlon Mauritius Limited*	Mauritius	100%	Revlon International Corporation
Revlon New Zealand Limited	New Zealand	100%	Revlon International Corporation (49,999 shares); RCPC (1 share)
Revlon Offshore Limited*	Bermuda	100%	RCPC
Revlon Overseas Corporation, C.A.*	Venezuela	100%	Revlon International Corporation
Revlon Pension Trustee Company (U.K.) Limited	United Kingdom	100%	RCPC
Revlon (Puerto Rico) Inc.	Puerto Rico	100%	Revlon International Corporation
Revlon Real Estate Kabushiki Kaisha*	Japan	100%	Revlon International Corporation
Revlon S.A. de C.V.*	Mexico	100%	Revlon International Corporation (487,499,916 shares); RCPC (20 shares)
Revlon (Suisse) S.A.	Switzerland	100%	Revlon International Corporation

[Certain information marked by an asterisk has been redacted from this exhibit pursuant to a request for confidential treatment made to the SEC.]
Other Foreign Subsidiaries of RCPC

Name	Jurisdiction of Organization	Percentage of Outstanding Shares Owned Directly or Indirectly by Company	Direct Parent
Productos Cosmeticos de Revlon S.A.*	Guatemala	100%	Revlon Overseas Corporation (499 shares); Revlon International Corporation (1 share)
Promethean Insurance Limited*	Bermuda	100%	Revlon Offshore Limited
REMEA 2 B.V.*	Netherlands	100%	Revlon B.V.
Revlon Australia Pty Limited	Australia	100%	Revlon Manufacturing Ltd.
Revlon Beauty Products S.L.*	Spain	100%	European Beauty Products, S.L.
Revlon (Shanghai) Limited[2]	China	97.22%	Revlon China Holdings Limited (97.22%)
Revlon South Africa (Proprietary) Limited	South Africa	100%	Revlon Offshore Limited
Shanghai Revstar Cosmetics Marketing Services Limited*, 3	China	98.21%	Revlon China Holdings Limited (98.21%)
YAE Artistic Packings Industry Ltd.*	Israel	99.8%	Revlon B.V.
YAE Press 2000 (1987) Ltd.*	Israel	100%	Revlon B.V.

*
2    Owned 97.22% by Revlon China Holdings Limited; balance owned by*.
3    Owned 98.21% by Revlon China Holdings Limited; balance owned by*.

SCHEDULE 10.16 to
Credit Agreement
POST-CLOSING MATTERS

None.

SCHEDULE 11.3(g) to
Credit Agreement
EXISTING LIENS
Professional Products Liens. Liens granted by the Company and its Subsidiaries, Revlon Manufacturing Limited and Revlon (Suisse) S.A., to Beauty Care Professional Products Espana, S.L. and The Colomer Group S.a.r.l. (formerly known as Beauty Care Professional Products Luxembourg S.a.r.l.) (collectively, “Colomer”) in connection with the sale of the Company’s former professional products business to Colomer in 2000, in Trademarks related to such professional products business set forth in the attachment to this Schedule 11.3. The liens secure exclusive licenses of such trademarks to Colomer.

SCHEDULE 11.4(b) to
Credit Agreement
CONTINGENT OBLIGATIONS
Contingent Obligations in respect of the Agreement, dated as of February 7, 1994, by and among Robert B. Reich (as the Secretary of Labor of the United States), the Company and M&FH.

[Certain information marked by an asterisk has been redacted from this exhibit pursuant to a request for confidential treatment made to the SEC.]
SCHEDULE 11.6 to
Credit Agreement*

SCHEDULE 11.8(p) to
Credit Agreement
EXISTING INVESTMENTS

Joint venture arrangement in India, pursuant to that certain Trademark License Agreement, among Revlon Manufacturing Ltd., Revlon (Suisse) S.A. and Nice Cosmetics and Toiletries Company, dated as of December 30, 1993, and certain related agreements, including, without limitation, that certain Shareholders’ Agreement between Modi-Mundipharma Private Limited and Revlon Mauritius Ltd., dated as of December 30, 1993.

SCHEDULE 12.1(p) to
Credit Agreement
EXISTING PARENT AGREEMENTS

1.	Letter Agreement, dated January 30, 2008, between Revlon Inc. and MacAndrews & Forbes Inc., as amended, restated, supplemented, modified or replaced from time to time.

2.	Stockholders Agreement, dated as of February 20, 2004, by and between Revlon, Inc. and Fidelity Management & Research Co., as amended, restated, supplemented, modified or replaced from time to time.

3.
Contribution and Stockholder Agreement, dated as of August 10, 2009, by and between Revlon, Inc. and MacAndrews & Forbes Inc., as amended by Amendment No. 1, dated as of September 23, 2009, by and between Revlon, Inc. and MacAndrews & Forbes, as amended, restated, supplemented, modified or replaced from time to time.

4.
Amended and Restated Contribution, Assignment and Assumption Agreement, dated as of October 13, 2009, by and between Revlon, Inc. and MacAndrews & Forbes, as amended, restated, supplemented, modified or replaced from time to time.

5.
Registration Rights Agreement between REV Holdings LLC and Revlon, Inc., dated as of March 5, 1996, as amended on July 31, 2001, as amended, restated, supplemented, modified or replaced from time to time.

6.	Joinder to Registration Rights Agreement by MacAndrews & Forbes Inc., dated February 2003, as amended, restated, supplemented, modified or replaced from time to time.

7.	Joinder to Registration Rights Agreement by MacAndrews & Forbes Holdings Inc., dated as of June 20, 2003, as amended, restated, supplemented, modified or replaced from time to time.

8.	Joinder to Registration Rights Agreement by MacAndrews & Forbes Inc., dated March 25, 2004, as amended, restated, supplemented, modified or replaced from time to time.

9.
Asset Transfer Agreement by and among Revlon Holdings LLC, Charles of the Ritz Group Ltd., National Health Care Group Inc., Revlon, Inc. and Revlon Consumer Products Corporation, dated as of June 24, 1992 (and the ancillary agreements thereto), as amended, restated, supplemented, modified or replaced from time to time.

10.
Real Property Asset Transfer Agreement by and among Revlon Holdings LLC, Revlon, Inc. and Revlon Consumer Products Corporation, dated as of June 24, 1992, as amended, restated, supplemented, modified or replaced from time to time.

11.
Benefit Plans Assumption Agreement by and among Revlon Holdings LLC, Revlon, Inc. and Revlon Consumer Products Corporation, dated as of July 1, 1992, as amended, restated, supplemented, modified or replaced from time to time.

12.
Reimbursement and Expense Allocation Agreement by and among MacAndrews & Forbes Inc., Revlon, Inc. and Revlon Consumer Products Corporation, dated May 3, 1996, as amended, restated, supplemented, modified or replaced from time to time.

13.
Reimbursement Agreement by and among MacAndrews & Forbes Inc., Revlon, Inc. and Revlon Consumer Products Corporation, dated June 24, 1992, as amended, restated, supplemented, modified or replaced from time to time.

14.    Purchase and Sale Agreement, dated July 31, 2001, by and between Revlon Holdings     LLC and Revlon, Inc. related to Revlon, Inc.’s acquisition and subsequent contribution of     the Charles of the Ritz business to Revlon Consumer Products Corporation (and ancillary     agreements thereto), as amended, restated, supplemented, modified or replaced from time     to time.

15.
Tax Sharing Agreement, dated as of June 24, 1992, among MacAndrews & Forbes Holdings Inc., Revlon, Inc., Revlon Consumer Products Corporation and certain subsidiaries of Revlon Consumer Products Corporation, as amended and restated as of January 1, 2001, as amended, restated, supplemented, modified or replaced from time to time.

16.
Tax Sharing Agreement, dated as of March 26, 2004, by and among Revlon, Inc., Revlon Consumer Products Corporation and certain subsidiaries of Revlon Consumer Products Corporation, as amended, restated, supplemented, modified or replaced from time     to time.

EXHIBIT G
TO
THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

[SUBORDINATE] DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES

SECURITY AGREEMENT AND FIXTURE FILING

from

[REVLON CONSUMER PRODUCTS CORPORATION,]
“Grantor”

to

[                                    ],

“Trustee”

for the use and benefit of

CITICORP USA, INC., AS COLLATERAL AGENT

“Beneficiary”

(COLLATERAL IS OR INCLUDES FIXTURES)

DATED AS OF          , 2011

This Deed of Trust has been prepared by
and after recording please return to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Samuel Zylberberg, Esq. (CDL)

[STATE WHERE PROPERTY IS LOCATED]
(COLLATERAL IS OR INCLUDES FIXTURES)

DEED OF TRUST, ASSIGNMENT OF RENTS
AND LEASES SECURITY AGREEMENT AND FIXTURE FILING
This DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING is subject to the terms and provisions of the THIRD AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of March 11, 2010, (as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among CITICORP USA, INC., as administrative agent for the multi-currency lenders and issuing lenders, CITICORP USA, INC., as administrative agent for the term loan lenders, U.S. BANK NATIONAL ASSOCIATION, as trustee for the noteholders, CITICORP USA, INC., as collateral agent for the Secured Parties, REVLON, INC., REVLON CONSUMER PRODUCTS CORPORATION and each other Loan Party party thereto.
This DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING, dated as of                  , 2011 is made by [REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation] (“Grantor”), whose address is [c/o Revlon, Inc., 237 Park Avenue, New York 10017, Attention: Vice President, Finance and Treasury and Executive Vice President, Chief Legal Officer and General Counsel], to [                                , a                  ] (“Trustee”), whose address is [                    ], for the use and benefit of CITICORP USA, INC., a Delaware corporation, in its capacity as [Collateral Agent] (the “Collateral Agent”) for the [Term Loan Secured Parties] [Multi currency Secured Parties] (as hereinafter defined)] (in such capacity, “Beneficiary”, which term shall be deemed to include the successors and assigns of Beneficiary), having an address at 388 Greenwich Street, New York, New York 10013, Attention: [James J. McCarthy]. References to this “Deed of Trust” shall mean this instrument and any and all renewals, modifications, amendments, amendment and restatements, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the [Term Loan] [Multi-Currency Credit] Agreement (as defined below).
RECITALS:
WHEREAS, Revlon Consumer Products Corporation (for purposes of the recital paragraphs, the “Company”), certain of its subsidiaries, the lenders and issuing lenders party thereto, Citicorp USA, Inc. (for purposes of the recital paragraphs, “Citicorp”), as administrative agent, and the Collateral Agent are parties to the Credit Agreement, dated as of July 9, 2004 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Multi-Currency Credit Agreement”);
WHEREAS, the Company, the lenders party thereto, Citicorp, as administrative agent, and the Collateral Agent are parties to the Term Loan Agreement, dated as of December 20, 2006 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Term Loan Agreement”);
WHEREAS, Revlon, Inc., the Company, certain domestic subsidiaries of the Company, and U.S. Bank National Association, as trustee (in such capacity, together with any successor in such capacity, the “Noteholder Representative”) are parties to the Indenture, dated as of November 23, 2009 (as such agreement may be amended, restated, supplemented, renamed or otherwise modified from time to time, together with any other agreements pursuant to which any such Indebtedness or any commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced , restructured, renamed, extended, increased, refunded or replaced, the “Indenture”), pursuant to which the Company issued indebtedness in the form of notes (the “Notes”);
WHEREAS, (i) the Existing Multi-Currency Credit Agreement was amended and restated in its entirety pursuant to the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011 (as such agreement may be amended, restated, supplemented, renamed or otherwise modified from time to time, together with any other agreements pursuant to which any such Indebtedness or any commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renamed, extended, increased, refunded or replaced, the “Multi-Currency Credit Agreement”), among the Company, certain of its subsidiaries party thereto, the lenders (the “Multi-Currency Lenders”) and issuing lenders (the “Issuing Lenders”) party thereto, Citicorp, as administrative agent for the Multi-Currency Lenders and the Issuing Lenders (in such capacity, the “Multi-Currency Administrative Agent”) and the Collateral Agent, and (ii) the Existing Term Loan Agreement was amended and restated in its entirety pursuant to the Third Amended and Restated Term Loan Agreement, dated as of May 19, 2011 (as such agreement may be amended, restated, supplemented, renamed or otherwise modified from time to time, together with any other agreements pursuant to which any such Indebtedness or any commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renamed, extended, increased, refunded or replaced, the “Term Loan Agreement”, and together with the Multi-Currency Credit Agreement, the “Credit Agreements”), among the Company, the lenders (the “Term Loan Lenders”; together with the Multi-Currency Lenders and the Issuing Lenders, the “Lenders”) party thereto, Citicorp, as administrative agent for the Term Loan Lenders (in such capacity, together with any successor in such capacity, the “Term Loan Administrative Agent”), and the Collateral Agent (together with the Multi-Currency Administrative Agent, the Term Loan Administrative Agent and the Noteholder Representative, the “Agents”);
WHEREAS, Grantor is party to the Guaranty, dated as of July 9, 2004 (as amended and restated on March 11, 2010 and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Multi-Currency Guaranty”), pursuant to which Grantor has guaranteed the Payment Obligations (as defined in the Multi-Currency Credit Agreement) (the “Multi-Currency Payment Obligations”);
WHEREAS, Grantor is party to the Term Loan Guaranty, dated as of December 20, 2006 (as amended and restated on March 11, 2010 and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Guaranty”), pursuant to which Grantor has guaranteed the Payment Obligations (as defined in the Term Loan Agreement) (the “Term Loan Payment Obligations”);
WHEREAS, pursuant to the [Term Loan Agreement][Multi-Currency Agreement] (referred to herein as the “Credit Agreement”), the Lenders severally agreed to make [certain loans] [certain extensions of credit] to the Borrower upon the terms and subject to the conditions set forth therein;
WHEREAS, Grantor receives substantial direct and indirect benefits from the making of the Loans, the issuing of the Notes and the granting of the other financial accommodations to the Company under the Credit Agreements and the Indenture;
[WHEREAS, the Credit Agreement evidences certain indebtedness, including, without limitation, a term loan facility in an aggregate amount of Eight Hundred Million Dollars ($800,000,000.00) plus any facility increase permitted thereunder].
[WHEREAS, the Credit Agreement evidences certain indebtedness, including, without limitation, a revolving credit facility in a maximum amount of One Hundred Forty Million Dollars ($140,000,000.00) plus any facility increase permitted thereunder].
WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Intercreditor Agreement was entered into among CITICORP, as administrative agent for the Multi-Currency Lenders and Issuing Lenders, CITICORP, as administrative agent for the Term Loan Lenders, U.S. BANK NATIONAL ASSOCIATION, as trustee for the noteholders, CITICORP, as collateral agent for the Secured Parties, REVLON, INC., REVLON CONSUMER PRODUCTS CORPORATION and each other Loan Party;

WHEREAS, Grantor is the owner and holder of fee simple title in and to all of the real estate located in the County of [Granville] and State of [North Carolina] (the “State”), and more fully described in Exhibit A attached hereto and by this reference made a part hereof (the “Land”) together with all of the buildings, improvements, structures and fixtures now or subsequently located on the Land (the “Improvements”) (the Land and the Improvements being collectively referred to as the “Real Estate”), which Real Estate forms a portion of the Trust Property described below; and
WHEREAS, it was a condition, among others, to the obligation of the Lenders to make their respective [extensions of credit] [loans] to the Borrower under the [Term Loan][Multi-Currency-Credit] Agreement that Grantor shall agree to execute and deliver this Deed of Trust to the Trustee for the use and benefit of Beneficiary in its capacity as Collateral Agent;
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
Granting Clause
Grantor, to secure the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the (a) Payment Obligations arising under the [Term Loan][Multi-Currency Credit] Agreement, (b) the obligations of each Loan Party related thereto under the Guaranty and the other Loan Documents to which it is a party and (c) the Designated Eligible Obligations of the Grantor designated in the Loan Documents as term loan eligible obligations ((a), (b), and (c) collectively, the [“Term Loan Secured Obligations”][“Multi-Currency Secured Obligations”]), hereby grants, bargains, sells and conveys to Trustee, its successors and assigns, and hereby assigns, transfers and sets over to Trustee, the Trust Property (as defined below) in trust, with power of sale, for the use and benefit of Beneficiary (in its capacity as Collateral Agent for the Administrative Agent and each holder of any [Term Loan][Multi-Currency] Secured Obligation, collectively the [“Term Loan][“Multi-Currency”] Secured Parties”) and grants Beneficiary and Trustee a [second][first] priority lien and security interest in the Trust Property (as defined below).
TO HAVE AND TO HOLD the Trust Property (as defined below) and the rights and privileges hereby granted unto Trustee, its successors and assigns, in trust, in fee simple forever, for the uses and purposes set forth, until the Credit Agreement is terminated pursuant to the terms thereof.
The following property and rights and interests now owned or held or subsequently acquired by Grantor and described in the following clauses (A) through (E) are collectively referred to as the “Premises”, and those described in the following clauses (A) through (K) are collectively referred to as the “Trust Property”):
(A)    the Real Estate;
(B)    all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;
(C)    all right, title and interest of Grantor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;
(D)    all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), sprinkler systems, televisions, computers, and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the “Equipment”);
(E)    all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;
(F)    all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”) and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents and royalties arising from the use and enjoyment of the Trust Property (collectively, the “Rents”’);
(G)    all books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof,
(H)    all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;
(I)    all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation or occupancy of the Real Estate or Equipment or any part thereof, or to the sale or financing of the Real Estate or any part thereof, and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the “Contracts”), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the “Permits”) and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the “Plans”);

(J)    any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust;
(K)    all proceeds, both cash and noncash, of the foregoing.
Terms and Conditions
Grantor further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:
1.    Warranty of Title. Grantor warrants that Grantor has good title to the Real Estate in fee simple and good title to the rest of the Trust Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust and the liens permitted under Section 11.3 of the Credit Agreement (the “Permitted Exceptions”) and Grantor shall warrant, defend and preserve such title and the rights granted by this Deed of Trust with respect thereto against all claims of all persons and entities. Grantor further warrants that it has the right to grant this Deed of Trust.
2.    Payment of Obligations. Grantor shall pay and perform the Term Loan Secured Obligations at the times and places and in the manner specified in the Credit Agreement and the other Loan Documents.
3.    Requirements. (23) Subject to the third sentence of this Section 3, Grantor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any state and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, “Governmental Authority”) which has jurisdiction over the Trust Property and all covenants, restrictions and conditions now or later of record, in each of the foregoing cases which may be applicable to any of the Trust Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Grantor or to any of the Trust Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Trust Property are collectively referred to as the “Legal Requirements”. Grantor shall have the right, at Grantor’s sole cost and expense, to contest or object to the validity of any Legal Requirements by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying or extending Grantor’s covenants to comply therewith as provided in this Section 3(a), provided, that Grantor has given prior written notice to Beneficiary of Grantor’s intent so to contest and provided, further that, (i) Grantor shall demonstrate to Beneficiary’s reasonable satisfaction that the legal proceedings shall operate conclusively to prevent the sale or forfeiture of the Trust Property, or any part thereof, for failure to comply with such Legal Requirements prior to final determination of such proceedings; (ii) if during such contest a lien or cloud of title shall exist with respect to any of the Trust Property, Grantor shall provide Beneficiary with good and sufficient bond or other security reasonably satisfactory to Beneficiary in an amount equal to the aforesaid lien or cloud of title, or if the amount thereof is uncertain, in an amount reasonably satisfactory to Beneficiary, and (iii) Beneficiary shall not be subject either to civil or criminal liability for any failure by Beneficiary to comply with such Legal Requirements during the pendency of such contest.
(a)    From and after the date of this Deed of Trust, Grantor shall not by act or omission permit any building or other improvement on any premises not subject to this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission impair the integrity of any of the Real Estate as a parcel separate and apart from all other premises. Grantor represents that each parcel of the Real Estate constitutes a legal lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.
4.    Payment of Taxes and Other Impositions. (23) Except as set forth in paragraph (d) below, promptly when due, Grantor shall pay and discharge all taxes relating to the ownership and use of the Real Estate (including, without limitation, all real and personal property, transfer and gains taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Trust Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the “Impositions”). Upon request by Beneficiary, Grantor shall deliver to Beneficiary (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence reasonably acceptable to Beneficiary showing the payment of any other such Imposition. If by law any Imposition, at Grantor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.
(a)    Except as set forth in paragraph (d) below, nothing herein shall affect any right or remedy of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition (or installments thereof, if Grantor elected to pay in installments as above provided) shall have become due, and to add to the Term Loan Secured Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Trustee or Beneficiary in discharge of any Impositions shall be (i) a charge on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (ii) payable on demand by Grantor to Trustee or Beneficiary, as the case may be, together with interest at the Default Rate as set forth above.
(b)    Grantor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed of Trust.
(c)    Grantor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Grantor’s covenant to pay any such Imposition at the time and in the manner provided in this Section unless (x) (i) Grantor has given prior written notice to Beneficiary of Grantor’s intent so to contest or object to an Imposition, (ii) Grantor shall demonstrate to Beneficiary’s reasonable satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Grantor shall furnish a good and sufficient bond or surety or other security reasonably satisfactory to Beneficiary in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a charge against the Real Estate or any part of the Trust Property or (y) such Imposition is of a type that is permitted under Section 11.3 of the Credit Agreement.
(d)    Upon written notice to Grantor, Beneficiary after the occurrence and during the continuance of an Event of Default (as defined below) shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual Impositions. Beneficiary may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon.
5.    Insurance. (23) Unless Beneficiary may otherwise agree, Grantor shall maintain or cause to be maintained on all of the Premises:
(i)    property insurance against loss or damage by fire, lightning, windstorm, hail, water damage, earthquake and by such other further risks and hazards, excluding acts of terrorism, as now are or subsequently may be covered by an “all risk” policy or a fire policy covering “special” causes of loss commonly maintained by businesses similar to Grantor. Grantor shall use its best efforts to obtain building ordinance law endorsements in the policy. The policy limits shall be automatically reinstated after each loss except for such coverages, as flood or earthquake, which are sublimited;
(ii)    comprehensive general liability insurance under a policy including the “broad form CGL endorsement” (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to personal injury and property damage relating to any one occurrence plus such excess limits as Beneficiary shall reasonably request from time to time;
(iii)    when and to the extent reasonably required by Beneficiary, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;
(iv)    insurance against business interruption, if applicable, in amounts reasonably satisfactory to Beneficiary;
(v)    during the course of any construction or repair of Improvements, comprehensive general liability insurance (including coverage for elevators and escalators, if any) under a policy including the “broad form CGL endorsement” (or which incorporates the language of such endorsement). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a combined single limit of not less than $10,000,000 with respect to personal injury, bodily injury or death to any one or more persons or damage to property;
(vi)    during the course of any construction or repair of the Improvements, workers’ compensation insurance (including employer’s liability insurance) for all employees of Grantor engaged on or with respect to the Premises in such amounts as are established by law;
(vii)    during the course of any construction, addition, alteration or repair of the Improvements, builder’s risk completed value form insurance or other insurance providing the same coverage against “all risks of physical loss,” including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible reasonably approved by Beneficiary, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);
(viii)    boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature in such amounts as are normal and usual for a business of similar size and complexity as Grantor;
(ix)    if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount which is available and reasonably satisfactory to Beneficiary, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and
(x)    such other insurance in such amounts as Beneficiary may reasonably request from time to time.
Unless Beneficiary may otherwise agree, each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 10-days prior written notice to Beneficiary, and (ii) with respect to all property insurance, provide for property damage deductibles not to exceed $500,000, contain a “Replacement Cost Endorsement” without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement reasonably satisfactory to Beneficiary), with loss payable solely to the Beneficiary (modified to the extent available under such policy, to provide that proceeds in the amount of replacement cost may be retained by Beneficiary without the obligation to rebuild) when an Event of Default has occurred and is continuing; if no Event of Default has occurred and is continuing, with loss in excess of $1,000,000 payable solely to Beneficiary (modified, if necessary, to provide that proceeds shall be applied by Beneficiary toward the cost of rebuilding the Improvements) as its interest may appear, without contribution, under a “standard” or “New York” mortgagee clause reasonably acceptable to Beneficiary and be written by insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than X, or otherwise as approved by Beneficiary. Liability insurance policies shall name Beneficiary (and Trustee, if Trustee shall so request) as an additional insured and contain a waiver of subrogation against Beneficiary (and Trustee, if Trustee shall so request); all such policies shall indemnify and hold Beneficiary (and Trustee, if Trustee shall so request) harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. Each policy shall expressly provide that any proceeds which are payable to Beneficiary shall be paid by check payable to the order of Beneficiary only and requiring the endorsement of Beneficiary only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Grantor or by any lessee of any part of the Trust Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reasonable reason whatsoever such insurance shall become unsatisfactory to Beneficiary, Grantor shall promptly obtain new or additional insurance reasonably satisfactory to Beneficiary. Grantor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Beneficiary in all respects.
(b)    Grantor shall deliver to Beneficiary a certificate of insurance reasonably acceptable to Beneficiary, on or prior to the Closing Date. Grantor shall (i) pay as they become due all premiums for such insurance and (ii) not later than 15 days prior to the expiration of each policy evidenced pursuant to the provisions of this Section, deliver certificates of insurance, or duplicate original or originals thereof, evidencing that such coverage was renewed in accordance with the provisions of this section. Upon request of Beneficiary, Grantor shall use its best efforts to cause its insurance underwriter or broker to certify to Beneficiary in writing that all the requirements of this Deed of Trust governing insurance have been satisfied.
(c)    If Grantor is in default of its obligations to insure or deliver any such prepaid policy or policies or insurance certificate, then Beneficiary, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Deed of Trust and shall be collectible in the same manner as the Term Loan Secured Obligations secured by this Deed of Trust.
(d)    Grantor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Deed of Trust and each successive 12 month period to occur thereafter) by using the F.W. Dodge Building Index or similar index used by Grantor’s insurance carriers to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.
(e)    Grantor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Trust Property. Grantor shall not use or permit the use of the Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust.
(f)    If the Trust Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any material claim is made against Grantor for any personal injury, bodily injury or property damage incurred on or about the Real Estate, Grantor shall promptly give notice thereof to Beneficiary. If no Event of Default shall have occurred and be continuing, Grantor shall have the right to adjust such loss, and the insurance proceeds relating to such loss shall be paid over to Grantor; provided that Grantor shall, promptly after any such damage, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If an Event of Default shall have occurred and be continuing, then Grantor authorizes and empowers Beneficiary, at Beneficiary’s option and in Beneficiary’s sole discretion, as attorney-in-fact for Grantor, to make proof of loss, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Beneficiary’s expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss in excess of $500,000 directly to Beneficiary. Beneficiary shall have the right to require Grantor to repair or restore the Trust Property, and Grantor hereby designates Beneficiary as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Beneficiary may be applied by Beneficiary toward reimbursement of all costs and expenses of Beneficiary in collecting such proceeds, and the balance, at Beneficiary’s option in its sole and absolute discretion if an Event of Default has occurred and is continuing, to the payment and performance of the Term Loan Secured Obligations, to the restoration or repair of the property damaged, or released to Grantor. In the event Beneficiary elects to release such proceeds to Grantor, Grantor shall be obligated to use such proceeds to restore or repair the Trust Property. If no Event of Default has occurred and is continuing, then the insurance proceeds or any part thereof received by Beneficiary shall be applied by Beneficiary toward reimbursement of all costs and expenses of Beneficiary in collecting such proceeds and the balance, if any, in the following order: first to the repair or restoration of the damaged property and then to the payment and performance of the Term Loan Secured Obligations, to fulfill any other obligation of Grantor, or released to the Grantor. Application by Beneficiary of any insurance proceeds toward the last maturing installments of principal and interest due or to become due on account of the Term Loan Secured Obligations shall not excuse Grantor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments.
(g)    Upon written notice to Grantor, Beneficiary after the occurrence and continuance of an Event of Default shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual premiums due on such insurance. Beneficiary may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon.
(h)    Grantor may maintain insurance required under this Deed of Trust by means of one or more blanket insurance policies maintained by Grantor; provided, however, that the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Trust Property.
6.    Restrictions on Liens and Encumbrances. Except for the lien of this Deed of Trust, the lien of the Deed of Trust recorded to secure the [Term Loan] [Multi-Currency Loans], the lien of the Deed of Trust recorded to secure the Noteholder Secured Obligations (as defined therein)] and Permitted Exceptions, Grantor shall not further mortgage, nor otherwise encumber the Trust Property nor create or suffer to exist any lien, charge or encumbrance on the Trust Property, or any part thereof, whether superior or subordinate to this Deed of Trust and whether recourse or non-recourse.
7.    Transfer Restrictions. Except as otherwise provided pursuant to Section 11.6 of the Credit Agreement, Grantor shall not, directly or indirectly, sell, transfer, convey or assign all or any portion of, or any interest in, the Trust Property, whether legal or equitable, by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest, lease option, contract or any other method of conveyance of real property interests.
8.    Maintenance; No Alteration; Inspection; Utilities. (23) Grantor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Unless the Beneficiary shall otherwise agree, Grantor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Beneficiary which consent shall not be unreasonably withheld.
(a)    Beneficiary and any persons authorized by Beneficiary shall have the right, upon reasonable advance notice to Grantor and at reasonable times, to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Grantor relating to the Trust Property.
(b)    Grantor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.
9.    Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Grantor authorizes Beneficiary, at Beneficiary’s option and in Beneficiary’s sole discretion, to commence, appear in and participate, in Beneficiary’s or Grantor’s name, in any action or proceeding relating to any condemnation of the Trust Property, or any portion thereof. If Beneficiary elects not to participate in such condemnation proceeding, then Grantor shall, at its expense, diligently prosecute any such proceeding and shall consult with Beneficiary, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Beneficiary to be applied in the same manner as insurance proceeds, as provided above, and Grantor agrees to execute any such assignments of all such awards as Beneficiary may reasonably request.
10.    Restoration. If Beneficiary is required to release funds to the Grantor for restoration of the Trust Property or otherwise elects to release such funds to Grantor for such restoration, then such restoration shall be performed only in accordance with the following conditions, unless the Beneficiary shall otherwise agree:
(i)    prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and approved by Beneficiary;
(ii)    prior to making any advance of restoration funds, Beneficiary shall be satisfied that the remaining restoration funds together with funds available to Grantor for such restoration are sufficient to complete the restoration and to pay all related expenses, including real estate taxes on the Premises, during restoration;
(iii)    at the time of any disbursement of the restoration funds, (A) no Event of Default (as defined below) shall have occurred and be continuing, (B) no mechanics’ or materialmen’s liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested restoration funds and (C) a satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Beneficiary;
(iv)    disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Beneficiary;
(v)    with respect to each advance of restoration funds, Beneficiary may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;
(vi)    the restoration funds shall bear no interest and may be commingled with Beneficiary’s other funds;
(vii)    Beneficiary may impose such other conditions as are customarily imposed by construction lenders; and

(viii)    any restoration funds remaining after payment of the cost of the work shall be retained by Beneficiary and shall be applied by Beneficiary, to the Term Loan Secured Obligations.
11.    Leases. (23) Grantor shall not (i) execute an assignment or pledge of any Lease, relating to all or any portion of the Trust Property other than in favor of Beneficiary, or (ii) without the prior written consent of Beneficiary, execute or permit to exist any Lease not permitted by Section 11.3(g) of the Credit Agreement, such consent not to be unreasonably withheld or delayed.
(a)    As to any Lease not permitted by Section 11.3(g) of the Credit Agreement which is consented to by Beneficiary, Grantor shall:
(i)    promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed;
(ii)    promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed;
(iii)    appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Grantor as lessor or of the lessee thereunder;
(iv)    exercise, within 5 days after a request by Beneficiary, any right to request from the lessee a certificate with respect to the status thereof;
(v)    simultaneously deliver to Beneficiary copies of any notices of default which Grantor may at any time forward to or receive from the lessee;
(vi)    promptly deliver to Beneficiary a fully executed counterpart of the Lease; and
(vii)    promptly deliver to Beneficiary, upon Beneficiary’s request, an assignment of the Grantor’s interest under such Lease.
(b)    Grantor shall deliver to Beneficiary, within 10 days after a written request by Beneficiary, a written statement, certified by Grantor as being true, correct and complete, containing the names of all lessees and other occupants of the Trust Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default.
(c)    All Leases entered into by Grantor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Deed of Trust unless Beneficiary shall otherwise elect in writing.
(d)    As to any Lease now in existence or subsequently consented to by Beneficiary, Grantor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Grantor accept the payment of rent more than 30 days in advance of its due date.

(e)    In the event of the enforcement by Beneficiary of any remedy under this Deed of Trust, the lessee under each Lease shall, if requested by Beneficiary or any other person succeeding to the interest of Beneficiary as a result of such enforcement, attorn to Beneficiary or to such person and shall recognize Beneficiary or such successor in interest as lessor under the Lease without change in the provisions thereof, provided however, that Beneficiary or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Beneficiary (which consent shall not be unreasonably withheld) or such successor in interest; (iii) liable for any previous act or omission of Grantor (or its predecessors in interest); (iv) responsible for any monies owing by Grantor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Grantor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof, or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Beneficiary or such successor in interest. Each lessee or other occupant, upon request by Beneficiary or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Grantor agrees that each Lease entered into after the date of this Deed of Trust shall include language to the effect of subsections (d)-(f) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.
12.    Further Assurances/Estoppel Certificates. To further assure Beneficiary’s and Trustee’s rights under this Deed of Trust, Grantor agrees promptly upon written request of Beneficiary or Trustee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Beneficiary or Trustee to confirm the rights or benefits conferred on Beneficiary or Trustee by this Deed of Trust. Grantor, within 10 business days after written request, shall deliver, in form and substance reasonably satisfactory to Beneficiary, a written statement, duly acknowledged, setting forth the amount of the Term Loan Secured Obligations, and whether any offsets, claims, counterclaims or defenses exist against the Term Loan Secured Obligations and certifying as to such other matters as Beneficiary shall reasonably request.
13.    Grantor’s Existence, etc. Grantor represents and warrants that Grantor is a duly organized and validly existing corporation in good standing under the laws of the state of Delaware, and this Deed of Trust has been executed by a duly authorized officer thereof. This Deed of Trust constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.
14.    Hazardous Material. (i) The existence of, and Grantor’s obligations with respect to, any Hazardous Materials (as defined in the Credit Agreement) which may exist at the Premises shall be as provided in the Credit Agreement.
(a)    Grantor represents and warrants that none of the Real Estate described in this Deed of Trust is a “hazardous waste treatment storage or disposal facility” for purposes of 40 C.F.R. Parts 264 and 265 (incorporated into the 15A North Carolina Administrative Code 13A.0109 and .0110).

(b)    Grantor represents and warrants that none of the Real Estate described in this Deed of Trust is an “inactive hazardous substance or waste disposal site” as the term is defined in North Carolina General Statutes Section 130A-310.
15.    Events of Default. The term “Event of Default” as used in this Deed of Trust shall have the meaning ascribed to such term in Article 12 of the Credit Agreement.
16.    Remedies. (23) Upon the occurrence and during the continuance of any Event of Default, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:
(i)    Beneficiary may elect to foreclose under power of sale, in which case it shall be lawful for, and the duty of, Trustee, upon receipt by Trustee of a written declaration of default and demand for sale by Beneficiary, to sell (and, in case of any default of any purchaser, resell) the Trust Property, in whole or in part or parcels (without regard to the right of any party to a marshalling of assets, Grantor hereby expressly waiving any such right), such sale in whole or in part or parcels to be determined by Trustee in his sole discretion (Grantor hereby expressly consenting thereto), at public venue to the highest bidder for cash at the door of the Court House then customarily employed for that purpose in the city where the Real Estate is located, after having given such notice of hearing as to commencement of foreclosure proceedings and having obtained such findings or leave of Court as may then be required by law and then having given such notice of the time and place of sale and a description of the property to be sold and by advertisement published as is provided by the laws of the State of North Carolina then in effect, and by such other methods, if any, as Beneficiary may deem desirable or as may be required or permitted by applicable law. The Trustee shall receive the proceeds of such sale and, after retaining a reasonable commission for his services, together with reasonable attorneys fees incurred by the Trustee in such proceeding, apply such proceeds to the cost of sale, including, but not limited to, costs of collection, taxes, assessments, costs of recording, service fees and incidental expenditures, the amount due on the Loans, Notes and other Term Loan Secured Obligations secured hereby and advancements and other sums expended by the Beneficiary according to the provisions hereof and otherwise as required by the then existing law relating to foreclosures. If permitted by the then existing law relating to foreclosures, the Trustee may sell and convey the Trust Property under the power aforesaid, although the Trustee has been, may now be or may hereafter be attorney or agent or employee of the Beneficiary with respect to the Term Loan Secured Obligations or with respect to any matter or business whatsoever. If permitted by the then existing law relating to foreclosures, Trustee may adjourn from time to time any sale by him to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Trustee, without further notice or publication, except for any notice or publication as may be required by the then existing law, may make such sale at the time and place to which the same shall be adjourned.
(ii)    Beneficiary may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Trust Property, (B) institute and maintain an action on the Term Loan Secured Obligations, or (C) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Loan Documents as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.
(iii)    Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Term Loan Secured Obligations enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary shall deem appropriate as fully as Grantor might do.
(b)    Beneficiary, in any action to foreclose this Deed of Trust in a judicial procedure or in connection with the exercise of any non-judicial power of sale by Trustee, shall be entitled to the appointment of a receiver. In case of a trustee’s sale or foreclosure sale, the Real Estate may be sold, at Beneficiary’s election, in one parcel or in more than one parcel and Beneficiary is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.
(c)    Upon completion of any sale or sales made by Trustee under or by virtue of this Deed of Trust and upon satisfaction of any up-set bid period required by law, Trustee shall execute and deliver to the purchaser or purchasers at such sale or sales a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest of the Trustee in and to the property and rights sold. Any such sale or sales made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights to be sold, and shall be a perpetual bar both at law and in equity, of Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor. The purchaser at any foreclosure sale hereunder may disaffirm any easement granted or Lease made in violation of any provision of this Deed of Trust, and may take immediate possession of the Trust Property free from, and despite the terms of, such grant of easement or rental or lease agreement.
(d)    In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust, Beneficiary or Trustee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary and Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.
(e)    Beneficiary and/or Trustee shall apply the net proceeds of any action taken by it or Trustee pursuant to this Section 16 to the payment in whole or in part of the Term Loan

Secured Obligations, in such order as the Intercreditor Agreement shall prescribe, and only after such application and after the payment by Beneficiary and/or Trustee of any other amount required by any provision of law, need Beneficiary account for the surplus, if any, to Grantor.
17.    Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Term Loan Secured Obligations or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Credit Agreement, the Notes and the other Loan Documents, and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Term Loan Secured Obligations as having been paid.
18.    Trustee’s Powers and Liabilities.
(a)    Trustee, by acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof.
(b)    Trustee, may resign at any time upon giving thirty (30) days’ notice in writing to Grantor and to Beneficiary.
(c)    Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, inability to act of Trustee, or absence from the State of North Carolina of Trustee, or in its sole discretion for any reason whatsoever Beneficiary, without notice and without specifying the reason therefor and without applying to any court, may select and appoint a successor trustee, and all powers, rights, duties and authority of the former Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of his duties unless required by Beneficiary. Such substitute trustee shall be appointed by written instrument duly recorded in the county where the Real Estate is located. Grantor hereby ratifies and confirms any and all acts which the herein-named Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. Grantor hereby agrees, on behalf of itself and of its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by any Trustee or substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby.
(d)    Trustee shall not be required to see that this Deed of Trust is recorded, nor be liable for its validity or its priority as a [second] deed of trust, or otherwise, nor shall Trustee be answerable or responsible for performance of observance of the covenants and agreements imposed upon Grantor or Beneficiary, by this Deed of Trust or any other agreement. Trustee, as well as Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this trust and to protect the interest of the Beneficiary hereunder, and to the extent permitted by law they shall be compensated and all expenses relating to the employment of such agents and/or attorneys, including expenses of litigation, shall be paid out of the proceeds of the sale of the Trust Property conveyed hereby should a sale be had, but if no such sale be had, all sums shall be recoverable to the extent permitted by law by all remedies at law or in equity by which the Term Loan Secured Obligations may be recovered.
(e)    At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and without affecting the effect of this Deed of Trust upon the remainder of the Trust Property; Trustee may (i) reconvey any part of the Trust Property, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.
19.    Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Term Loan Secured Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, without requiring the posting of a surety bond unless the same is required by applicable law and without reference to the adequacy or inadequacy of the value of the Trust Property or the solvency or insolvency of Grantor or any other party obligated for payment of all or any part of the Term Loan Secured Obligations, and whether or not waste has occurred with respect to the Trust Property. Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.
20.    Extension, Release, etc. (23) Without affecting the encumbrance or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Term Loan Secured Obligations, Beneficiary may, from time to time and without notice, agree to (i) release any person liable for the Term Loan Secured Obligations, (ii) extend the maturity or alter any of the terms of the indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary’s option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed of Trust shall secure less than all of the principal amount of the Term Loan Secured Obligations, it is expressly agreed that any repayments of the principal amount of the Term Loan Secured Obligations shall not reduce the amount of the encumbrance of this Deed of Trust until the encumbrance amount shall equal the principal amount of the Term Loan Secured Obligations outstanding.
(a)    No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the encumbrance of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary or Trustee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.
(b)    If Beneficiary shall have the right to foreclose this Deed of Trust or to direct the Trustee to exercise its power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust (or direct the Trustee to sell the Trust Property, as the case may be) subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Trust Property by Trustee, or to terminate such tenant’s rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Term Loan Secured Obligations or to foreclose this Deed of Trust.
(c)    Unless expressly provided otherwise, in the event that Beneficiary’s interest in this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid charge on the Trust Property for the amount secured hereby.
21.    Security Agreement under Uniform Commercial Code. (23) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the “Code”) of the State in which the Trust Property is located. If an Event of Default shall occur and be continuing under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then ten days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, reasonable attorneys’ fees and legal expenses. At Beneficiary’s request, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.
(a)    Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word “Equipment” are or are to become fixtures on the Real Estate; and this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a “fixture filing” within the meaning of Sections 9-334 and 9-502 of the Code. This Deed of Trust shall be effective as a financing statement filed as a fixture filing covering the fixtures included within the Premises and is to be filed for record in the real estate records of each county where any part of the Premises (including said Fixtures) is situated. The real property to which the fixtures relate is described on Exhibit A attached hereto. The record owner of the real property described on Exhibit A attached hereto is Grantor. The name of the debtor for purposes of this financing statement is the name of the Grantor set forth on the first page of this Deed of Trust, and the name of the secured party for purposes of this financing statement is the name of the Beneficiary set forth on the first page of this Deed of Trust. The mailing address of the Grantor/debtor is the address of the Grantor set forth on the first page of this Deed of Trust. The address of the Beneficiary/secured party from which information concerning the security interest hereunder may be obtained is the address of the Beneficiary as set forth on the first page of this Deed of Trust. Grantor is an organization that is a corporation organized under the laws of the state of Delaware. Grantor’s organizational identification number is 2295691.
(b)    Grantor, upon reasonable request by Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form reasonably satisfactory to Beneficiary, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Beneficiary may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. Grantor further agrees to pay to Beneficiary on demand all reasonable costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Beneficiary shall reasonably require. Grantor shall from time to time, on request of Beneficiary, deliver to Beneficiary an inventory in reasonable detail of any of the Trust Property which constitutes personal property. If Grantor shall fail to furnish any financing or continuation statement within 10 days after request by Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.
22.    Assignment of Leases and Rents. Grantor hereby absolutely and unconditionally assigns, transfers, conveys and sets over to Beneficiary, the Leases and Rents as further security for the payment and performance of the Term Loan Secured Obligations, and Grantor grants to Beneficiary the right to enter the Trust Property for the purpose of collecting the Rent and to let the Trust Property or any part thereof, and to apply the Rents on account of the Term Loan Secured Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the [Aggregate Term Loan Commitment (as defined in the Credit Agreement) is terminated] and the [Term Loan Secured Obligations][Multi-Currency Secured Obligations] are paid in full, but Beneficiary and Trustee hereby waive the right to enter the Trust Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents except during the occurrence and continuance of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence and during the continuance of any Event of Default under this Deed of Trust by giving not less than five days’ written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).
23.    Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Grantor. Within 10 days after request by Beneficiary, Grantor shall furnish Beneficiary reasonably satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Beneficiary, which statement shall be certified by Grantor.
24.    Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall any holder of any subordinate lien or subordinate deed of trust join any tenant under any Lease in any trustee’s sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void. Upon the occurrence and continuance of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Term Loan Secured Obligations. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.
25.    Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation of any lien or deed of trust thereon, or changing in any way the laws for the taxation of mortgages or deeds of trust or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or deeds of trust or debts secured thereby, the holder of this Deed of Trust shall have the right to declare the Term Loan Secured Obligations due on a date to be specified by not less than 30 days’ written notice to be given to Grantor unless within such 30-day period Grantor shall assume as an obligation hereunder the payment of any tax so imposed until the Aggregate Term Loan Commitment is terminated and the Term Loan Secured Obligations shall have been paid in full and such assumption shall be permitted by law.
26.    Notices. All notices, requests, demands and other communications hereunder to be effective shall be in writing or by telecopy and unless otherwise expressly provided herein, shall be deemed to have been sufficiently given or served when presented by hand or when deposited in the mail by certified or return receipt requested mail, postage prepaid, or in the case of telecopy notice, when sent, addressed to Grantor at the address given on the first page of this Deed of Trust, to Beneficiary at the address given on the first page of this Deed of Trust and to Trustee at the address given on the first page of this Deed of Trust. Any party may change its address by notice to the other party. If any party other than Grantor shall be entitled to receive copies of notices, demands or approvals, failure of Beneficiary or Trustee to send such copies shall not impair the effectiveness of any notice sent to Grantor.
27.    No Oral Modification. This Deed of Trust may not be changed or terminated orally, but may be waived, altered, modified or amended by an instrument in writing, duly executed by the Grantor and the Beneficiary. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate deed of trust, lien or encumbrance. Trustee’s execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.
28.    Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of Trust or in any provisions of the Loan Documents, the obligations of Grantor and of any other obligor under the Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

29.    Grantor’s Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Term Loan Secured Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the power of sale or other rights hereby created.
30.    Remedies Not Exclusive. Beneficiary and Trustee shall be entitled to enforce payment of the Term Loan Secured Obligations and performance of the Grantor’s obligations under the Loan Documents and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of such obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary’s or Trustee’s right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a “mortgagee in possession,” and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies, except for their own bad faith, gross negligence or willful misconduct.
31.    Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Term Loan Secured Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee’s sale or foreclosure action all trustee’s sale or foreclosure proceedings against all such collateral securing the Term Loan Secured Obligations (including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee’s sale or foreclosure action is a specific inducement to Beneficiary to extend the Loans, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Term Loan Secured Obligations, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee’s sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any trustee’s sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Trust Property in a trustee’s sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder or the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary’s right to commence or continue one or more trustee’s sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee’s sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Real Estate is located) which directly or indirectly secures the Term Loan Secured Obligations, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee’s sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Term Loan Secured Obligations (directly or indirectly) in the most economical and least time-consuming manner.
32.    Expenses; Indemnification. (23) Grantor shall pay or reimburse Trustee and Beneficiary for all reasonable expenses incurred by Beneficiary or Trustee before and after the date of this Deed of Trust with respect to any and all transactions contemplated by this Deed of Trust including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Deed of Trust, the delivery of any consent, non-disturbance agreement or similar document in connection with this Deed of Trust or the enforcement of any of Beneficiary’s or Trustee’s rights. Such expenses shall include, without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), title search and title rundown charges, brokerage commissions, finders’ fees, placement fees, court costs, surveyors’, photographers’, appraisers’, architects’, engineers’, consulting professional’s, accountants’ and attorneys’ fees and disbursements. Grantor acknowledges that from time to time Grantor may receive statements for such expenses, including without limitation attorneys’ fees and disbursements. Grantor shall pay such statements promptly upon receipt.

(a)    If (i) any sale (or any prerequisite to a sale), action or proceeding shall be commenced by Beneficiary or Trustee (including but not limited to any sale of the Trust Property, or any action to foreclose this Deed of Trust or to collect the Term Loan Secured Obligations), or any action or proceeding is commenced to which Beneficiary or Trustee is made a party, or in which it becomes necessary to defend or uphold the rights granted by this Deed of Trust (including, without limitation, any proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Guarantor), or in which Beneficiary or Trustee is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Deed of Trust or Beneficiary’s lending to Grantor or any of the transactions contemplated by this Deed of Trust, then Grantor will promptly reimburse or pay to Beneficiary and Trustee all of the reasonable expenses which have been or may be incurred by Beneficiary and Trustee, respectively, with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be included in the Term Loan Secured Obligations and have the full benefit of this Deed of Trust, prior to any right, or title to, interest in or claim upon the Trust Property attaching or accruing to this Deed of Trust, and shall be deemed to be secured by this Deed of Trust. In any action or proceeding to sell the Trust Property, to foreclose this Deed of Trust, or to recover or collect the Term Loan Secured Obligations, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.
(b)    Grantor shall indemnify and hold harmless each of Beneficiary and Trustee and each of their respective affiliates, and the respective directors, officers, agents and employees of each of Beneficiary and Trustee and each of their respective affiliates from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) arising out of or based upon any matter related to this Deed of Trust, the Trust Property or the occupancy, ownership, maintenance or management of the Trust Property by Grantor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Grantor, other than any such claims, damages, losses and liabilities arising from the gross negligence, willful misconduct or bad faith thereof. This indemnification shall be in addition to any other liability which Grantor may otherwise have to Beneficiary or Trustee.
33.    Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of either of them such waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, Trustee and their respective successors and assigns. Without limiting the generality of the foregoing, any successor to Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor had been originally named as Trustee hereunder. The word “Grantor” shall be construed as if it read “Grantors” whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.
34.    No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in anywise impairing or affecting this Deed of Trust or the priority of this Deed of Trust over any subordinate lien or deed of trust.
35.    Authority of Beneficiary. The Grantor acknowledges that the rights and responsibilities of the Beneficiary under this Deed of Trust with respect to any action taken by the Beneficiary or the exercise or non-exercise by the Beneficiary of any right or remedy provided for herein or resulting or arising out of this Deed of Trust shall, as between the Beneficiary and the Lenders, be governed by the Credit Agreement, but, as between the Beneficiary and the Grantor, the Beneficiary shall be conclusively presumed to be acting with full and valid authority so to act or refrain from acting, and the Grantor shall be under no obligation or entitlement to make any inquiry respecting such authority.
36.    Governing Law, etc. This Deed of Trust shall be governed by and construed in accordance with the laws of the State in which the Premises are located, except that Grantor expressly acknowledges that by their respective terms the Credit Agreement and any Notes issued thereunder shall be governed and construed in accordance with the laws of the state of New York, without regard to principles of conflict of law, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this Deed of Trust the rights of the parties to this Deed of Trust shall also be governed by and construed in accordance with the laws of the state of New York governing contracts made and to be performed in that state, without regard to principles of conflict of law.
37.    Waiver of Trial by Jury. Grantor, Trustee and Beneficiary each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Deed of Trust and for any counterclaim brought therein.
38.    Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word “Grantor” shall mean “each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein,” the word “Beneficiary” shall mean “Beneficiary or any subsequent Collateral Agent for the Lenders pursuant to the Credit Agreement,” the word “Trustee” shall mean “Trustee and any successor trustee hereunder,” the word “Notes” or “Credit Agreement” shall mean “the Notes, the Credit Agreement or any other evidence of indebtedness secured by this Deed of Trust”, the word “person” shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words “Trust Property” shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.
39.    Receipt of Copy. Grantor acknowledges that it has received a true copy of this Deed of Trust.
40.    [Present and Future Advances. This Deed of Trust secures all present and future loan disbursements or advances made by the Lenders under the Loan Documents, and all other sums from time to time owing to the Lenders by the Borrower under the Loan Documents and under the secured indebtedness. The amount of the present disbursement or advance secured hereby is [Eight Hundred and Forty Million Dollars ($840,000,000.00)], and the maximum principal amount which may be secured hereby at any one time i[s Nine Hundred and Sixty Million Dollars ($960,000,000.00)]. The time period within which such future disbursements or advances are to be made is the period between the date hereof and the date [fifteen (15) years from the date hereof]. Disbursements or advances secured hereby shall not be required to be evidenced by a “written instrument or notation” as described in Section 45-68(2) of the North Carolina General Statutes, it being the intent of the parties that the requirements of Section 45-68(2) for a “written instrument or notation” for each advance or disbursement shall not be applicable to disbursements or advances made under the Loan Documents and under the secured indebtedness.][FOR USE WITH REVOLVING LOAN ONLY]
41.    [Miscellaneous. Grantor represents and warrants that this Deed of Trust is not a purchase money mortgage as defined in North Carolina General Statutes Section 45-21.38, the North Carolina Anti-Deficiency Statute.]
42.    [State-Specific Provisions. TO BE ADDED BY LOCAL COUNSEL IF APPLICABLE].
43.    [Subordination. Notwithstanding anything to the contrary contained in this Deed of Trust or under applicable law as to the priority of the lien created by or rights to payment under this Deed of Trust, the Beneficiary, in its capacity as Administrative Agent for the Term Loan Lenders acknowledges and agrees that such lien and rights to payment are subject and subordinate to the lien of the Mortgage in connection with the Multi-Currency Credit Agreement, in accordance with the terms and provisions of the Intercreditor Agreement.]
44.    Attorneys’ Fees. All references to “attorneys’ fees” or to “reasonable attorneys’ fees” herein and in the other Loan Documents shall be deemed to be “reasonable attorneys’ fees,” and as used herein, and in any other Loan Documents to the extent North Carolina law applies thereto, the phrase “reasonable attorneys’ fees” and similar phrases shall mean attorneys’ fees at standard hourly rates actually incurred, without giving effect to the statutory presumption set forth in Section 6-21.2 of the North Carolina General Statutes.

IN WITNESS WHEREOF, the Grantor has caused this instrument to be signed in its corporate name by its duly authorized officer by authority of its Board of Directors, to be effective the day and year first above written.
REVLON CONSUMER PRODUCTS CORPORATION,
a Delaware corporation

By:
        Printed Name:
        Title:

[USE STATE-SPECIFIC NOTARY BLOCK] STATE OF
	)	ss.
COUNTY OF	)

I, ____________________________________            , a Notary Public of _______________________County, State of ________________________ certify that __________________________, (the “Signatory”), personally came before me this day and acknowledged that he/she is the ______________________ of REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation, and that he/she, as the ________________________, being authorized to do so, executed the foregoing on behalf of the corporation.
I certify that the Signatory personally appeared before me this day, and
(check one of the following)
________ (I have personal knowledge of the identity of the Signatory); or
________ (I have seen satisfactory evidence of the Signatory’s identity, by a current state or federal identification with the Signatory’s photograph in the form of:
(check one of the following)
_____ a driver’s license or
_____ in the form of _______________________); or
________ (a credible witness has sworn to the identity of the Signatory).
The Signatory acknowledged to me that he/she voluntarily signed the foregoing instrument for the purpose stated and in the capacity indicated.
Witness my hand and official stamp or seal this __ day of December, 2006.

    Notary Public

Print Name:

My Commission Expires:
[NOTARY SEAL]

Exhibit A
[See Attached Pages for Legal Description]

Exhibit H-1
to
Third Amended and Restated Revolving Credit Agreement

Form of Notice of Borrowing
_________ __, 20__
CITICORP USA INC.,
as Administrative Agent
under the Credit Agreement referred to below
388 Greenwich Street, 19th Floor
New York, New York 10013
Attention:

[Name of Local Fronting Lender]

Re:	[REVLON CONSUMER PRODUCTS CORPORATION][NAME OF LOCAL BORROWER] (the “Borrower”)
Reference is made to the THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 16, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revlon Consumer Products Corporation, certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and Issuing Lenders party thereto, CITICORP USA, INC. (“Citicorp”), as administrative agent for the Multi-Currency Lenders and Issuing Lenders, and CITICORP, as collateral agent for the Secured Parties. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Borrower hereby gives you notice, irrevocably, pursuant to [Section 3.3 (Procedure for Borrowing Revolving Credit Loans)][Section 6.3 (Procedure for Borrowing Local Loans)] of the Credit Agreement that the undersigned hereby requests a borrowing of [Revolving Credit Loans][Local Loans] under the Credit Agreement and, in that connection, sets forth below the information relating to such borrowing (the “Proposed Borrowing”) as required by [Section 3.3 (Procedure for Borrowing Revolving Credit Loans)][Section 6.3 (Procedure for Borrowing Local Loans)] of the Credit Agreement:
(a)    The date of the Proposed Borrowing is ________ __, 20__.
(b)    [The aggregate principal amount of Revolving Credit Loans to be borrowed is $           , of which amount [$         consists of Alternate Base Rate Loans] [and $

consists of Eurodollar Loans having an initial Interest Period of [one] [two] [three] [six] month[s]. The Excess Availability (after giving effect to this Proposed Borrowing) is $          .]
(c)    [The aggregate principal amount of Local Loans to be borrowed, and the currency thereof, is __________, of which amount [_______ consists of Alternate Base Rate Loans][_______ consists of Eurodollar Loans having an initial Interest Period of [one] [two] [three] [six] month[s]][_______ consists of Eurocurrency Loans having an initial Interest Period of [one] [two] [three] [six] month[s]][_______ consists of Local Rate Loans having an initial Interest Period of [one] [two] [three] [six] month[s]].]
The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the date on which the Proposed Borrowing is made (the “Funding Date”) both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom:
(i)    the representations and warranties set forth in Article VIII (Representations and Warranties) of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date;
(ii)    no Default or Event of Default has occurred and is continuing on the Funding Date; and
(iii)    either (i) no Liquidity Event Period has commenced and is continuing or (ii) if a Liquidity Event Period has commenced and is continuing, the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries for the period of four consecutive fiscal quarters of the Company ending on the last day of the most recent fiscal quarter prior to the Funding Date is greater than or equal to 1.00 to 1.00.
REVLON CONSUMER PRODUCTS CORPORATION
By:
    Name:
    Title:

Exhibit H-2
to
Third Amended and Restated Revolving Credit Agreement

Form of Application
[NAME OF ISSUING LENDER],
as an Issuing Lender under the
Credit Agreement referred to below
CITICORP USA, INC.,
as Administrative Agent
under the Credit Agreement referred to below
388 Greenwich Street, 19th Floor
New York, New York 10013    _________ __, 20__

Re:	REVLON CONSUMER PRODUCTS CORPORATION (the “Company”)
Reference is made to the THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 16, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and Issuing Lenders party thereto, CITICORP USA, INC. (“Citicorp”), as administrative agent for the Multi-Currency Lenders and Issuing Lenders, and CITICORP, as collateral agent for the Secured Parties. Capitalized terms used herein and not otherwise defined in this Application are used herein as defined in the Credit Agreement.
The Company hereby gives you notice, irrevocably, pursuant to Section 5.2 (Procedures for Issuance of Letters of Credit) of the Credit Agreement that the undersigned requests the issuance of a Letter of Credit by [Name of Issuing Lender] in the form of a [standby] [documentary] letter of credit for the benefit of [Name of Beneficiary], in the amount of [$________], to be issued on ______ __, 20__, having an effective date of ______ __, 20__ and having an expiration date of _______ __, 20__.
The form of the requested Letter of Credit is attached hereto.
The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the date the letter of credit is issued (the "Issue Date") both before and after giving effect thereto:

(a)    the representations and warranties set forth in Article VIII (Representations and Warranties) of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Issue Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date;
(b)    no Default or Event of Default has occurred and is continuing on the Issue Date; and
(c)    either (i) no Liquidity Event Period has commenced and is continuing or (ii) if a Liquidity Event Period has commenced and is continuing, the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries for the period of four consecutive fiscal quarters of the Company ending on the last day of the most recent fiscal quarter prior to the Issue Date is greater than or equal to 1.00 to 1.00.
REVLON CONSUMER PRODUCTS CORPORATION
By:
    Name:
    Title:

Exhibit H-3
to
Third Amended and Restated Revolving Credit Agreement

Form of Swing Line Loan Request
CITICORP USA, INC.,
as Swing Line Loan Lender under the
Credit Agreement referred to below
388 Greenwich Street, 19th Floor
New York, New York 10013    _________ __, 20__

Re:	REVLON CONSUMER PRODUCTS CORPORATION (the “Company”)
Reference is made to the THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 16, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and Issuing Lenders party thereto, CITICORP USA, INC. (“Citicorp”), as administrative agent for the Multi-Currency Lenders and the Issuing Lenders, and CITICORP, as collateral agent for the Secured Parties. Capitalized terms used herein and not otherwise defined in this Application are used herein as defined in the Credit Agreement.
The Borrower hereby gives you notice, irrevocably, pursuant to Section 4.1 (Swing Line Commitments) of the Credit Agreement that the undersigned requests a borrowing of Swing Line Loans under the Credit Agreement in the amount of $________, to be made on _______ __, 20__.
The undersigned hereby certifies that the following statements are true on the date hereof, and shall be true on the date the Swing Line Loans are borrowed hereunder (the “Borrowing Date”) both before and after giving effect to the Swing Line Loans borrowed hereunder and the application of the proceeds therefrom:
(a)    the representations and warranties set forth in Article VIII (Representations and Warranties) of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Borrowing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date;

(b)    no Default or Event of Default has occurred and is continuing on the Borrowing Date; and
(c)    either (i) no Liquidity Event Period has commenced and is continuing or (ii) if a Liquidity Event Period has commenced and is continuing, the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries for the period of four consecutive fiscal quarters of the Company ending on the last day of the most recent fiscal quarter prior to the Borrowing Date is greater than or equal to 1.00 to 1.00.

REVLON CONSUMER PRODUCTS CORPORATION
By:
    Name:
    Title:

Exhibit I
to
Third Amended and Restated Revolving Credit Agreement

Form of Notice of Conversion or Continuation
CITICORP USA, INC.,
as Administrative Agent
under the Credit Agreement referred to below
388 Greenwich Street, 19th Floor
New York, New York 10013    _________ __, 20__

Re:	REVLON CONSUMER PRODUCTS CORPORATION (the “Company”)
Reference is made to the THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 16, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and Issuing Lenders party thereto, CITICORP USA, INC. (“Citicorp”), as administrative agent for the Multi-Currency Lenders and the Issuing Lenders, and CITICORP, as collateral agent for the Secured Parties. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Company hereby gives you notice, irrevocably, pursuant to [Section 7.7(a) (Conversion Options)][Section 7.7(b) (Continuation Options)] of the Credit Agreement that the undersigned hereby requests a [conversion] [continuation] on ______ __, 20__ of $____________ in principal amount of presently outstanding Revolving Credit Loans that are [Alternate Base Rate Loans] [Eurodollar Loans] having an Interest Period ending on ______ __, 20__ [to] [as] [Alternate Base Rate][Eurodollar] Loans. [The Interest Period for such amount requested to be converted to or continued as Eurodollar Loans is [[one] [two] [three] [six] month[s]].
In connection herewith, the undersigned hereby certifies that no Event of Default has occurred and is continuing on the date hereof.
REVLON CONSUMER PRODUCTS CORPORATION.

By:
    Name:
    Title:

Exhibit J
to
Third Amended and Restated Revolving Credit Agreement

Form of Affiliate Subordination Letter

[LETTERHEAD OF AFFILIATE]
_________ __, 20__
Citicorp USA, Inc.,
as Term Loan Administrative Agent and
Multi-Currency Administrative Agent
under the Credit Agreements described below
388 Greenwich Street
New York, NY 10013
Dear Sirs:
Reference is made to (a) the THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 16, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Multi-Currency Credit Agreement”), among REVLON CONSUMER PRODUCTS CORPORATION (the “Company”), certain of its subsidiaries, as Local Borrowing Subsidiaries, the lenders (the “Multi-Currency Lenders”) and issuing lenders (the “Issuing Lenders”) party thereto, CITICORP USA, INC. (“Citicorp”), as administrative agent (the “Multi-Currency Administrative Agent”) for the Multi-Currency Lenders and the Issuing Lenders, and CITICORP, as collateral agent (the “Collateral Agent”) for the Secured Parties, and (b) the THIRD AMENDED AND RESTATED TERM LOAN AGREEMENT, dated as of May 19, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”, and together with the Multi-Currency Credit Agreement, the “Credit Agreements”), among the Company, the lenders (the “Term Loan Lenders”, and together with the Multi-Currency Lenders and the Issuing Lenders, the “Lenders”) party thereto, Citicorp, as administrative agent (the “Term Loan Administrative Agent”, and together with the Multi-Currency Administrative Agent, the “Administrative Agents”) for the Term Loan Lenders and the Collateral Agent. This is the Affiliate Subordination Letter which is referenced in Section 12.1(m) of each Credit Agreement.

Unless otherwise defined herein, terms which are used herein and are defined in the Credit Agreements are used herein as therein defined.
This letter shall confirm our agreement that, notwithstanding any provisions to the contrary contained in any indenture or other document or instrument relating to any Indebtedness of the Company or any of its Subsidiaries, until such time as the Payment Obligations (as defined in the Multi-Currency Credit Agreement) under the Multi-Currency Credit Agreement and the Payment Obligations (as defined in the Term Loan Agreement) under the Term Loan Agreement have been Fully Satisfied, we shall have no right to demand any payment of, or accept any payment on account of, any Indebtedness of the Company or any of its Subsidiaries from time to time held by us (other than (i) trade credit in the ordinary course of business, (ii) any Capital Contribution Note, (iii) any Indebtedness permitted under Section 11.2(i), (o) or (p) of the Credit Agreements or (iv) any Indebtedness of the Company or any of its Subsidiaries of a class that is publicly held or issued pursuant to a Rule 144A offering, including Indebtedness issued pursuant to an Indenture) unless, both before and after giving effect to any such payment, (a) no Default or Event of Default shall have occurred and be continuing (or shall result therefrom) and (b) the representations and warranties set forth in Sections 8.10 and 8.15 of the Credit Agreements shall be true and correct (the conditions set forth in clauses (a) and (b) collectively, the “Compliance Conditions”).

We hereby further agree that, in the event that any such amounts are received by us during such time as the Compliance Conditions have not been satisfied, we will deliver such amounts promptly to the Collateral Agent, for the benefit of the Lenders, in like form as received by us (with any necessary endorsement) and, until such time as such amounts have been so delivered, we will hold all such amounts in trust for the Collateral Agent.
Very truly yours,
[NAME OF AFFILIATE]
By:
    Name:
    Title:

EXHIBIT K-1
TO
THIRD AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
212-373-3000
212-757-3990
June 16, 2011
To:    The Lenders parties to the Revolving Credit
    Agreement referred to below
Citicorp USA, Inc.,
as Administrative Agent and
as Collateral Agent
Ladies and Gentlemen:
We have acted as special counsel to Revlon Consumer Products Corporation, a Delaware corporation (the “Company”), in connection with the execution and delivery of the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011 (the “Revolving Credit Agreement”), among the Company, certain local borrowing subsidiaries of the Company party thereto, the lenders and issuing lenders parties thereto (the “Lenders”), Citicorp USA, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and Citicorp USA, Inc., as collateral agent (in such capacity, the “Collateral Agent”). We have also acted as special New York counsel to:

(a)	Revlon, Inc., a Delaware corporation (“Revlon”); and

(b)
the subsidiaries of the Company listed on Schedule 1 hereto, each of which is a New York corporation (the “New York Subsidiaries”) or a Delaware corporation (the “Delaware Subsidiaries” and together with the New York Subsidiaries, the “New York/Delaware Subsidiaries” and together with the Company and Revlon, the “Principal Parties”);

in connection with the following documents, each dated as of the date of this letter (collectively, the “Signing Documents”):
1.    the Revolving Credit Agreement;
2.    the Notes issued by the Company to the Lenders on the date hereof;
3.    the Reaffirmation Agreement, by each reaffirming party party thereto (including the Principal Parties) and acknowledged by the Collateral Agent (the “Reaffirmation Agreement” and those agreements on Schedule 2 hereto, as supplemented by the Reaffirmation Agreement, the “Existing Security Documents”, and together with the Signing Documents, the “Documents”).
This opinion is delivered to you at the request of the Company pursuant to Section 9.1(h)(i) of the Revolving Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings given those terms in the Revolving Credit Agreement.
In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) each of the Documents, (ii) the UCC-1 financing statements attached as Schedule 3 hereto (the “Principal Financing Statements”) and (iii) those other certificates, agreements and documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

In our examination of the foregoing documents, we have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the enforceability of the Documents against each party thereto other than the Principal Parties, (iii) the due authorization of each Document by each party thereto, (iv)  the execution and delivery of each Document by each party thereto other than the Principal Parties, (v) the authenticity of all documents submitted to us as originals, (vi) the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, and the authenticity of the latter documents, (vii) the legal capacity of all individuals who have executed any of the documents reviewed by us and (viii) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.
In addition, we have assumed, without independent investigation, that (a) the execution, delivery and performance of each Document by each Principal Party party thereto does not violate its charter or other organizational documents and (b) each Principal Party has all necessary corporate power and authority to execute, deliver and perform its obligations under each Document to which it is a party.
In expressing the opinions set forth herein, we have relied upon the factual matters contained in the representations and warranties of the Principal Parties contained in or made pursuant to the Documents and upon certificates of public officials and officers of the Principal Parties.
Based upon the foregoing, and subject to the assumptions, qualifications and exceptions set forth herein, we are of the opinion that:

1.    Each Signing Document has been duly executed and delivered by each Principal Party which is a party thereto. Each Document constitutes the legal, valid and binding obligation of each Principal Party which is a party thereto, enforceable against such Principal Party in accordance with its terms.
2.    Except for filings which are necessary to perfect the security interests granted under the Documents and any other filings, authorizations or approvals as are specifically provided for in the Documents, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency of the United States, the State of New York or the State of Delaware, are necessary under any Covered Law (as defined below) for the execution or delivery by any Principal Party of the Signing Documents to which it is a party or the performance by any Principal Party of the Documents to which it is a party.
3.    None of the Principal Parties is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
4.    The execution and delivery by each Principal Party of the Signing Documents to which it is a party and the performance by each Principal Party of its obligations under the Documents to which it is a party, do not violate any Covered Law (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System) or any material order, writ, injunction or decree of which we have knowledge (based solely on an officer’s certificate of the Company) of any Governmental Authority binding upon any Principal Party. The execution and delivery by each Principal Party of each Signing Document to which it is a party and the performance by each Principal Party of its obligations under the Documents to which it is a party (a) do not violate any provision of the Indenture dated as of November 23, 2009 between the Company and U.S. Bank National Association, as trustee for the 9-3/4% Senior Notes due 2015, and (b) do not result in the creation or imposition of any Liens on any of the assets of Revlon or any of the Principal Parties, pursuant to the provisions of said Indenture.
5.    The execution and delivery of the Signing Documents does not, of itself, adversely affect the continuation or perfection of the security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral (as defined in the Pledge and Security Agreement identified in Schedule 2 hereto) owned by the Principal Parties in which, immediately before the effectiveness of the Signing Documents, the Collateral Agent, for the benefit of the Secured Parties, had a perfected security interest to the extent Article 9 of the Uniform Commercial Code of the State of New York (the “NY-UCC”), or with respect to perfection by filing, the Uniform Commercial Code of the State of Delaware (the “DE-UCC”), is applicable thereto.
The foregoing opinion is subject to the following additional assumptions, exceptions and qualifications:
(a)    The enforceability of the Documents may be: (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally; (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (iii) subject to the qualification that certain remedial provisions of the Existing Security Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not make the remedies afforded by such Existing Security Documents inadequate for the practical realization of the rights and benefits purported to be provided thereby except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable New York laws, rules, regulations and court decisions and by constitutional requirements in and of the State of New York; and (iv) subject to the qualification that, insofar as provisions contained in the Documents provide for indemnification, the enforcement thereof may be limited by public policy considerations.
(b)    We express no opinion as to: (i) the enforceability of any provisions in the Guaranty (as defined in Schedule 2 hereto) purporting to preserve and maintain the liability of any party thereto despite the fact that the guaranteed debt is unenforceable due to illegality or the fact that the obligee has voluntarily released the primary obligor’s liability on the guaranteed debt; (ii) the enforceability of any provisions contained in the Documents that purport to establish (or may be construed to establish) evidentiary standards; (iii) the enforceability of any provisions contained in the Existing Security Documents or the Guaranty that constitute waivers not permitted under applicable law; or (iv) the enforceability of forum selection clauses in the federal courts.
(c)    With respect to paragraph 5 above, we express no opinion as to: (i) any Principal Party’s right, title or interest in or to any Collateral; (ii) the perfection and effect of perfection or non‑perfection of a security interest in the Collateral to the extent subject to any laws other than the laws of the State of New York or the DE-UCC; (iii) the perfection of security interests in fixtures, as extracted collateral, timber to be cut and ownership interests in real property cooperative organizations; or

(iv) the creation, validity, perfection, priority or enforceability of any security interest sought to be created in any items of property to the extent that a security interest in them is excluded from the coverage of Article 9 of the NY-UCC or the DE-UCC. In addition, except as specifically set forth in paragraph 5 above, we express no opinion as to the perfection of any security interest, and we express no opinion as to the priority of any security interest.
(d)    We wish to point out that in the case of proceeds (as defined in Article 9 of the NY‑UCC or the DE-UCC, as applicable), the continuation of perfection of any security interest therein (i) is limited to the extent set forth in Section 9-315 of the NY‑UCC or the DE-UCC, as applicable and (ii) if such proceeds consist of property in which a perfected security interest cannot be obtained or maintained by the filing of the Principal Financing Statements, will require additional compliance with applicable provisions of the NY‑UCC or the DE-UCC, as applicable.
(e)    We call to your attention the fact that (i) Article 9 of the NY-UCC and the DE-UCC require the filing of continuation statements within the period of six months prior to the expiration of each five-year period from the date of the original filing of financing statements in order to maintain the effectiveness of the filings referred to in this opinion and (ii) additional filings may be necessary if any Principal Party changes its name, identity or corporate structure or the jurisdiction in which it is organized.
(f)    With regard to the choice of law provisions contained in the Existing Security Agreements and the reference to certain provisions of the NY-UCC contained therein, we wish to point out that, whether through the operation of applicable choice of law rules or otherwise, the laws of the jurisdiction in which an item of Collateral is located or in which the debtor is located may govern the perfection of the security interests created by the Existing Security Agreements and the enforceability of the rights or remedies provided in the Existing Security Documents upon the occurrence of an Event of Default. To the extent that the Existing Security Documents provide otherwise, such provisions may be unenforceable.
This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the DE-UCC and the federal laws of the United States of America that, in each case, in our experience, are normally applicable to credit transactions of the type contemplated by the Revolving Credit Agreement (collectively, the “Covered Laws”). This opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.
This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Revolving Credit Agreement and the transactions contemplated thereby and, subject to the next sentence, may not be circulated to, or relied upon by, any other Person (except to any Lender or prospective Lender which becomes or may become a Lender after the date hereof pursuant to Section 14.6 of the Revolving Credit Agreement, or their counsel) or used in any other context. This letter may be disclosed by you as required (i) by any Governmental Authority having jurisdiction over you or (ii) by legal process.
Very truly yours,
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

SCHEDULE 1
Delaware Subsidiaries
Almay, Inc.
Cosmetics & More Inc.
OPP Products, Inc.
PPI Two Corporation
Revlon Consumer Corp.
Revlon Development Corp.
Revlon Government Sales, Inc.
Revlon International Corporation
Revlon Real Estate Corporation
RIROS Group Inc.
Sinful Colors, Inc.
New York Subsidiaries
Charles Revson Inc.
North America Revsale Inc.
RIROS Corporation

SCHEDULE 2
Existing Security Documents

1.
Second Amended and Restated Guaranty, dated as of March 11, 2010, by Revlon, Inc., Revlon Consumer Products Corporation and each of the other entities listed on the signature pages thereto, in favor of Citicorp USA, Inc., as the collateral agent for the Secured Parties (as supplemented by the Reaffirmation Agreement, the “Guaranty”).

2.
Third Amended and Restated Pledge and Security Agreement, dated as of March 11, 2010, among Revlon, Inc., Revlon Consumer Products Corporation and each other Grantor from time to time party thereto and Citicorp USA, Inc., as Collateral Agent (as supplemented by the Reaffirmation Agreement, the “Pledge Security Agreement”).

3.
Third Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of March 11, 2010, among Citicorp USA, Inc., as administrative agent for the Multi-Currency Lenders and Issuing Lenders and as administrative agent for the Term Loan Lenders, U.S. Bank National Association, as Trustee for the Noteholders, Citicorp USA, Inc., as collateral agent for the Secured Parties, Revlon, Inc., Revlon Consumer Products Corporation and each other Guarantor party thereto.

4.	Third Amended and Restated Trademark Security Agreement, dated as of March 11, 2010, by Charles Revson Inc. in favor of the Collateral Agent.

5.	Third Amended and Restated Trademark Security Agreement, dated as of March 11, 2010, by Revlon Consumer Products Corporation in favor of the Collateral Agent.

6.	Third Amended and Restated Patent Security Agreement, dated as of March 11, 2010, by Revlon Consumer Products Corporation in favor of the Collateral Agent.

7.	Third Amended and Restated Copyright Security Agreement, dated as of March 11, 2010, by Almay, Inc. in favor of the Collateral Agent.

8.	Third Amended and Restated Copyright Security Agreement, dated as of March 11, 2010, by Revlon Consumer Products Corporation in favor of the Collateral Agent.

9.	Trademark Security Agreement, dated as of May 12, 2011, by Revlon Consumer Products Corporation in favor of the Collateral Agent.

10.	Amended and Restated Account Control Agreement, dated as of March 11, 2010, among Citibank, N.A., Revlon Consumer Products Corporation and the Collateral Agent.

11.	Amended and Restated Account Control Agreement, dated as of March 11, 2010, among Citibank, N.A., Revlon Government Sales, Inc. and the Collateral Agent.

12.	Amended and Restated Account Control Agreement, dated as of March 11, 2010, among Citibank, N.A., Revlon International Corporation and the Collateral Agent.

13.	Amended and Restated Account Control Agreement, dated as of March 11, 2010, among Citibank, N.A., RIROS Corporation and the Collateral Agent.

14.
Account Control Agreement, dated as of May 12, 2011, among Citibank, N.A., Sinful Colors, Inc. and the Collateral Agent. (the Account Control Agreements listed as items 10 through 14 to this Schedule 2, as supplemented by the Reaffirmation Agreement, are referred to, collectively, as the “Account Control Agreements”).

SCHEDULE 3
Principal Financing Statements
[Attached]

EXHIBIT K-2
TO
THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

FORM OF OPINION OF SENIOR VICE PRESIDENT AND
GENERAL COUNSEL OF THE COMPANY

June 16, 2011

To:    The Lenders
    parties to the Revolving Credit Agreement
    referred to below, and
Citicorp USA, Inc.,
    as Administrative Agent and
    Collateral Agent
Ladies and Gentlemen:
This opinion is delivered to you pursuant to Section 9.1(h)(ii) of the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011 (the “Revolving Credit Agreement”), among Revlon Consumer Products Corporation, a Delaware corporation (the “Company”), certain local borrowing subsidiaries of the Company party thereto, the lenders and issuing lenders parties thereto (the “Lenders”), Citicorp USA, Inc., as administrative agent (in such capacity, the “Administrative Agent”), and Citicorp USA, Inc., as collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given those terms in the Revolving Credit Agreement.

I am an attorney-at-law admitted to practice in the State of New York and serve as the Senior Vice President and General Counsel of Revlon, Inc., a Delaware corporation (“Revlon”), and serve as an officer of each of:
(a)    the Company; and
(b)    the subsidiaries of the Company listed on Schedule 1 hereto, each of which is a corporation organized under the laws of the State of New York or the State of Delaware (the “New York/Delaware Subsidiaries”).
In connection with this opinion, I, or members of my staff under my supervision, have examined (i) an executed copy of the Revolving Credit Agreement, (ii) executed copies of the agreements listed on Schedule 2 hereto (together with the Revolving Credit Agreement, the “Signing Documents”), (iii) executed copies of the agreements listed on Schedule 3 hereto (the “Existing Documents” and together with the Signing Documents, the “Credit Documents”), (iv) such corporate documents and records of Revlon, the Company and the New York/Delaware Subsidiaries (collectively, the “Principal Parties”) as I or they have deemed necessary and appropriate for the purpose of this opinion, and (v) certificates of public officials and officers of the Principal Parties and such other documents as I or they have deemed necessary and appropriate for the purpose of this opinion.
In our examination of the foregoing documents, I or members of my staff under my supervision have assumed, without independent investigation, the genuineness of all signatures (other than those of officers of the Principal Parties), the due authorization of the Credit Documents by each party thereto (other than the Principal Parties), the execution and delivery of the Credit Documents by, and the enforceability of the Credit Documents against, each party thereto, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, reproduced, conformed or photostatic copies of validly existing agreements or other documents, and the authenticity of all such latter documents.
In expressing the opinions set forth herein, I have relied upon the factual matters contained in the representations and warranties of the Principal Parties contained in or made pursuant to the Credit Documents and upon certificates of public officials and officers of the Principal Parties.
Based upon the foregoing, and subject to the assumptions, qualifications and exceptions set forth herein, I am of the opinion that:
1.    Each of the Principal Parties (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) has the corporate power to own, lease and operate its assets and to transact the business in which it is currently engaged. Each of the Principal Parties is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where the failure to so qualify would be reasonably likely to have a Material Adverse Effect.
2.    Each of the Principal Parties has (i) the corporate power and authority to execute and deliver the Signing Documents to which it is a party and to perform its obligations under the Credit Documents to which it is a party and (ii) taken all necessary corporate action to authorize the execution and delivery by it of the Signing Documents to which it is a party and to perform its obligations under the Credit Documents to which it is a party.
3.    No consent, license, permit, approval, or authorization of, exemption by, or registration, filing or declaration with, any Governmental Authority, and no consent, approval or authorization of any Person that is not a Governmental Authority (other than those that have been obtained and remain in full force and effect), is required to be made or obtained by any

Principal Party in connection with (i) the execution or delivery by any Principal Party of any of the Signing Documents to which such Principal Party is a party or the performance of its obligations under the Credit Documents to which it is a party, or (ii) the validity or enforceability against any Principal Party of any of the Credit Documents to which such Principal Party is a party, other than (w) such filings as may be required with respect to the perfection of the security interests granted under the Credit Documents, (x) any filings, notices, consents, licenses, permits, approvals, authorizations, registrations or declarations required under the laws of jurisdictions other than the United States of America or any political subdivision thereof, (y) any filings with the Securities and Exchange Commission and (z) such consents, licenses, permits, approvals, authorizations and exemptions that have been obtained, and registrations, filings and declarations which have been made prior to the date hereof and which remain in full force and effect, and other than all failures to obtain such consents, licenses, permits, approvals, authorizations or exemptions and all failures to make such notices, registrations, filings or declarations that would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.
4.    The execution and delivery by each Principal Party of each Signing Document to which it is a party, and the performance of its obligations under the Credit Documents to which it is a party, do not violate (i) the certificate of incorporation or by-laws of such Principal Party, in each case as amended to date, or (ii) any applicable law, rule or regulation of the United States of America or the State of New York or any material order, writ, injunction or decree of any Governmental Authority known to me binding upon any Principal Party. The execution and delivery by each Principal Party of each Signing Document to which it is a party, and the performance of its obligations under the Credit Documents to which it is a party, do not violate any Contractual Obligation known to me applicable to or binding upon such Principal Party, and will not result in the creation or imposition of any Lien on any of the assets of any of the Principal Parties pursuant to the provisions of any such Contractual Obligation, except as contemplated by the Credit Documents.
5.    Other than any litigation, investigation or administrative proceeding which has been disclosed in any of the Company’s or Revlon’s public filings with the Securities and Exchange Commission including, but not limited to, its Form 10-K for the fiscal year ended December 31, 2010 and its Form 10-Q for the fiscal quarter ended March 31, 2011, or which arises out of the same facts and circumstances, and alleges substantially the same complaints and damages, as any litigation, investigation or proceeding so disclosed, to the best of my knowledge, no litigation, investigation or administrative proceeding of or before any Governmental Authority is currently pending or threatened against any Principal Party or any of their properties or assets (i) with respect to the Credit Documents or any of the transactions contemplated thereby or (ii) that would be reasonably likely to have a Material Adverse Effect.
6.    To the best of my knowledge, none of the Principal Parties is in default in any material respect in the performance of any Contractual Obligation known to me, or any material order, award or decree of any Governmental Authority known to me, binding upon or affecting it or by which any of its material properties or assets is bound or affected and which default, in any case, would be reasonably likely to have a Material Adverse Effect. To the best of my knowledge, no Default or Event of Default has occurred and is continuing.
7.    Schedule 2 under Exhibit A to the Reaffirmation Agreement (as defined in Schedule 2 hereto) sets forth in the aggregate all the shares of capital stock of each direct Domestic Subsidiary of a Grantor (as defined in the Pledge and Security Agreement), other than Revlon Professional Holding Company LLC (each such Domestic Subsidiary, a “Domestic Issuer”), issued and outstanding on the date of this letter. To the best of my knowledge, no shares of the capital stock of any Domestic Issuer is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any character. All of the issued and outstanding shares of the capital stock of the Domestic Issuers have been duly authorized and validly issued, and are fully paid and nonassessable.
This letter is furnished by me solely for your benefit in connection with the Revolving Credit Agreement and the transactions contemplated thereby and, subject to the next sentence, may not be circulated to, or relied upon by, any other Person (except to any Transferee or prospective Transferee or their counsel or any Lender or prospective Lender, which becomes or may become a Lender, after the date hereof pursuant to Section 14.6 of the Revolving Credit Agreement or their counsel) or used in any other context. After reasonable prior notice to me, delivered in writing and otherwise in accordance with Section 14.2 of the Revolving Credit Agreement, this letter may be disclosed by you as required (i) by any Governmental Authority having jurisdiction over you or (ii) by legal process.

I am qualified to practice law only in the State of New York, and I express no opinion as to the laws of any jurisdictions other than the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware. My opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect. I express no opinion above as to any securities, antitrust, tax, land use, safety, environmental, hazardous materials, insurance company or banking laws, rules or regulations or laws, rules or regulations applicable to any of the Lenders by virtue of their status as banks or banking institutions engaged in the business of the type exemplified by the Revolving Credit Agreement.
Very truly yours,

Lauren Goldberg, Esq.

SCHEDULE 1
Delaware Subsidiaries
Almay, Inc.
Cosmetics & More Inc.
OPP Products, Inc.
PPI Two Corporation
Revlon Consumer Corp.
Revlon Development Corp.
Revlon Government Sales, Inc.
Revlon International Corporation
Revlon Real Estate Corporation
Riros Group Inc.
Sinful Colors, Inc.
New York Subsidiaries
Charles Revson Inc.
North America Revsale Inc.
Riros Corporation

SCHEDULE 2
Signing Documents

1.    the Multi-Currency Debenture, by and among the Company, Charles Revson Inc. and Revlon International Corporation (UK Branch), as chargors, and the Collateral Agent;
2.    the Second Amended and Restated Pledge Agreement, by and among Revlon International Corporation, Revlon (Suisse) SA, and the Collateral Agent;
3.    the Second Amendment to Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, by and among the Company, First American Title Insurance Company and the Collateral Agent;
4.    the Reaffirmation Agreement, by each reaffirming party party thereto and acknowledged by the Collateral Agent (the “Reaffirmation Agreement”).

SCHEDULE 3
List of Existing Documents

1.
Second Amended and Restated Guaranty, dated as of March 11, 2010, by Revlon, Inc., Revlon Consumer Products Corporation and each of the other entities listed on the signature pages thereto, in favor of Citicorp USA, Inc., as the collateral agent for the Secured Parties.

2.
Third Amended and Restated Pledge and Security Agreement, dated as of March 11, 2010, among Revlon, Inc., Revlon Consumer Products Corporation and each other Grantor from time to time party thereto and Citicorp USA, Inc., as Collateral Agent.

3.
Third Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of March 11, 2010, among Citicorp USA, Inc., as administrative agent for the Multi-Currency Lenders and Issuing Lenders and as administrative agent for the Term Loan Lenders, U.S. Bank National Association, as Trustee for the Noteholders, Citicorp USA, Inc., as collateral agent for the Secured Parties, Revlon, Inc., Revlon Consumer Products Corporation and each other Guarantor party thereto.

4.	Third Amended and Restated Trademark Security Agreement, dated as of March 11, 2010, by Charles Revson Inc. in favor of the Collateral Agent.

5.	Third Amended and Restated Trademark Security Agreement, dated as of March 11, 2010, by Revlon Consumer Products Corporation in favor of the Collateral Agent.

6.	Third Amended and Restated Patent Security Agreement, dated as of March 11, 2010, by Revlon Consumer Products Corporation in favor of the Collateral Agent.

7.	Third Amended and Restated Copyright Security Agreement, dated as of March 11, 2010, by Almay, Inc. in favor of the Collateral Agent.

8.	Third Amended and Restated Copyright Security Agreement, dated as of March 11, 2010, by Revlon Consumer Products Corporation in favor of the Collateral Agent.

9.	Trademark Security Agreement, dated as of May 12, 2011, by Revlon Consumer Products Corporation in favor of the Collateral Agent.

10.	Amended and Restated Account Control Agreement, dated as of March 11, 2010, among Citibank, N.A., Revlon Consumer Products Corporation and the Collateral Agent.

11.	Amended and Restated Account Control Agreement, dated as of March 11, 2010, among Citibank, N.A., Revlon Government Sales, Inc. and the Collateral Agent.

12.	Amended and Restated Account Control Agreement, dated as of March 11, 2010, among Citibank, N.A., Revlon International Corporation and the Collateral Agent.

13.	Amended and Restated Account Control Agreement, dated as of March 11, 2010, among Citibank, N.A., RIROS Corporation and the Collateral Agent.

14.
Account Control Agreement, dated as of May 12, 2011, among Citibank, N.A., Sinful Colors, Inc. and the Collateral Agent. (the Account Control Agreements listed as items 10 through 14 to this Schedule 3 are referred to, collectively, as the “Account Control Agreements”).

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax
EXHIBIT K-3
TO
THIRD AMENDED AND REVOLVING CREDIT AGREEMENT
FORM OF OPINION OF WEIL, GOTSHAL & MANGES LLP

June 16, 2011
Citicorp USA, Inc., as Administrative Agent and Collateral Agent 388 Greenwich Street, 19th Floor New York, New York 10013 Each Lender party to the Revolving Credit Agreement referred to below
Ladies and Gentlemen:
We have acted as counsel to Citicorp USA, Inc. (“Citicorp”) in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011 (the “Revolving Credit Agreement”), among Revlon Consumer Products Corporation (the “Borrower”), certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and the Issuing Lenders party thereto and Citicorp USA, Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties referred to therein (in such capacity, the “Collateral Agent”).
This opinion is rendered to you pursuant to Section 9.1(h)(iii) of the Revolving Credit Agreement. Capitalized terms defined in the Revolving Credit Agreement and used (but not otherwise defined) herein are used herein as so defined.
In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following agreements (the documents referred to in clauses (a) and (b) below are hereinafter referred to collectively as the “Loan Documents”):
A.    the Revolving Credit Agreement; and

B.    that certain Reaffirmation Agreement among the Company, the Guarantors and the Collateral Agent, dated as of the date hereof.
In addition, we have examined originals or copies (certified or otherwise identified to our satisfaction) of such corporate records, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Loan Parties, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon the representations and warranties of the Loan Parties contained in the Loan Documents. We have also assumed the due incorporation and valid existence of each party to the Loan Documents, and the due authorization, execution and delivery with all necessary power and authority (corporate and otherwise) of each such Loan Document by each signatory thereto.
Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that each Loan Document constitutes the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that (i) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto, (ii) no opinion is expressed with respect to rights of set-off by participants in the Revolving Credit Agreement and (iii) certain remedial provisions of the Pledge and Security Agreement may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Pledge and Security Agreement, and the Pledge and Security Agreement contains adequate provisions for the practical realization of the rights and benefits afforded thereby. No opinion is expressed in this paragraph as to the attachment, perfection or priority of any liens granted pursuant to the Pledge and Security Agreement.
The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
The opinion expressed herein is rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, other than to permitted assigns of any Lender, and except as required by any Governmental Authority or pursuant to legal process.

Very truly yours,

EXHIBIT L
TO
THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
FORM OF ASSIGNMENT AND ACCEPTANCE
ASSIGNMENT AND ACCEPTANCE dated as of _________ __, 20__ between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”).
Reference is made to the THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 16, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among REVLON CONSUMER PRODUCTS CORPORATION (the “Company”), certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and Issuing Lenders party thereto, CITICORP USA, INC. (“Citicorp”), as administrative agent for the Multi-Currency Lenders and the Issuing Lenders, and CITICORP, as collateral agent for the Secured Parties. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Assignor and the Assignee hereby agree as follows:

1.
The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in the Assignor’s rights and obligations under the Credit Agreement specified on Section 1 of Schedule I hereto.

2.
The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Loan Party or the performance or observance by the Company and any other Loan Party of any of its and their obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto and (d) attaches the Note(s), if any, held by the Assignor and requests that the Administrative Agent exchange such Note(s) for new Note(s) in accordance with Section 14.6 (Assignments and Participations) of the Credit Agreement.

3.
The Assignee (a) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender or Issuing Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (b) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, (c) agrees that it will perform in accordance with their terms all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a Lender, (d) represents and warrants that it is an Eligible Assignee, (e) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (f) specifies as its domestic lending office (and address for notices) and Eurodollar lending office the offices set forth beneath its name on the signature pages hereof and (g) if applicable, hereby makes the representations set forth in Section 7.12(c) of the Credit Agreement and has attached, if Assignee is (a) not a bank and (b) not a “United States person” under and as defined in Section 7701(a)(30) of the Code, a properly completed U.S. Tax Compliance Certificate in the form attached as Exhibit Q to the Credit Agreement, and if Assignee is not a “United States person” under and as defined in Section 7701(a)(30) of the Code, two properly completed forms W-8BEN, W-8ECI or successor or other applicable form, prescribed by the Internal Revenue Service of the United States certifying that such Assignee is entitled to receive all payments under the Credit Agreement, the Notes and the Drafts payable to it, without deduction or withholding of any United States federal income taxes.

4.
Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent (together with an assignment fee in the amount of $3,500 payable by the Assignee to the Administrative Agent if required pursuant to Section 14.6 (Assignments and Participations)) for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the effective date specified in Section 2 of Schedule I hereto (the “Effective Date”).

5.
Upon such acceptance and recording by the Administrative Agent, then, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Credit Agreement of a Lender and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except those surviving the payment in full of the Payment Obligations) and be released from its obligations under the Loan Documents other than those relating to events or circumstances occurring prior to the Effective Date.

6.
Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (a) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (b) to the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

7.	This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

8.
This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. Delivery of an executed counterpart hereof by telecopy shall be effective as delivery of a manually executed counterpart.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.
[NAME OF ASSIGNOR],
as Assignor

By:	Name: Title:
[NAME OF ASSIGNEE],
as Assignee

By:	Name: Title:
Domestic Lending Office (and address for notices):
[Insert Address (including contact name, fax number and e-mail address)]
Eurodollar Lending Office:
[Insert Address (including contact name, fax number and e-mail address)]
ACCEPTED AND AGREED:

CITICORP USA, INC.,
as Administrative Agent

By:	Name: Title:

[REVLON CONSUMER PRODUCTS CORPORATION]

By:	Name: Title:

SCHEDULE I
TO
ASSIGNMENT AND ACCEPTANCE

Section 1.
Portion of Multi-Currency Facility assigned to Assignee:	%
Multi-Currency Commitment assigned to Assignee:	$
Revolving Credit Facility Revolving Credit CUSIP: _____________	%
Aggregate Outstanding Principal Amount of Revolving Credit Loans[, Swing Line Loans, Local Loans and Acceptances] Assigned to Assignee:	$
SECTION 2.
Effective Date:	, 20__

Exhibit M
to
Third Amended and Restated Revolving Credit Agreement

Form of Compliance Certificate

To:
CITICORP USA, INC., as Administrative Agent under the THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 16, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among REVLON CONSUMER PRODUCTS CORPORATION (the “Company”), certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and Issuing Lenders party thereto, the Administrative Agent, and CITICORP USA, INC. (“Citicorp”), as collateral agent for the Secured Parties.

Ladies and Gentlemen:
The undersigned, ______________, a Responsible Officer of the Company, does hereby certify pursuant to Section 10.2(b) of the Credit Agreement that, to the best knowledge of the undersigned, the Company during its most recently ended fiscal period has observed and performed in all material respects all of its covenants and other agreements, and has satisfied in all material respects every condition, contained in the Loan Documents to be observed, performed or satisfied by it. The undersigned has obtained no knowledge of any Default or Event of Default, except as specified in this certificate.
In support of the statements above with respect to Section 11.1 of the Credit Agreement, the undersigned does hereby certify as follows (with all monetary amounts being expressed in millions of U.S. Dollars):

1.	Consolidated Fixed Charge Coverage Ratio
For the fiscal period beginning on __________ and ended on ____________, the Consolidated Fixed Charge Coverage Ratio was ____ to 1.00, with such Consolidated Fixed Charge Coverage Ratio being determined as follows:

CONSOLIDATED FIXED CHARGE COVERAGE RATIO
(a)	EBITDA for such fiscal period
(b)	Capital Expenditures paid in cash during such fiscal period
(c)	Difference of (a) minus (b)
(d)	Cash Interest Expense for such fiscal period
(e)	Consolidated Fixed Charge Coverage Ratio (i.e., ratio of (c) to (d))	to 1.00

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Compliance Certificate to be executed and delivered as of the date first set forth above.
REVLON CONSUMER PRODUCTS
CORPORATION
By:    ____________________________
    Name:
    Title:

Exhibit N
to
Third Amended and Restated Revolving Credit Agreement

Form of Capital Contribution Note
THIS NOTE HAS NOT BEEN REGISTERED UNDER APPLICABLE STATE OR FEDERAL SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED PURSUANT TO SUCH LAWS OR UNLESS AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS OF SUCH LAWS IS AVAILABLE. THIS NOTE IS SUBORDINATED AS PROVIDED IN ARTICLE II HEREOF.
REVLON CONSUMER PRODUCTS CORPORATION
$_______________    __________, 20___
FOR VALUE RECEIVED, the undersigned, REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the “Company”), hereby promises to pay ON DEMAND to the order of __________, a _________ corporation, or registered assigns (the “Holder”), the principal sum of ____________________ DOLLARS ($___________).
No interest shall be payable on the principal amount of this Note.
Subject to the provisions of Article II hereof, this Note may be prepaid at any time in whole or in part from time to time without penalty or premium.
The principal hereof is payable in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts, at the principal office of the Company.
ARTICLE I
DEFINITIONS
Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Credit Agreements (as hereinafter defined). For purposes of this Note, the following terms have the meanings set forth below:
“Administrative Agents” means the Multi-Currency Administrative Agent and the Term Loan Administrative Agent.
“Credit Agreements” means the Multi-Currency Credit Agreement and the Term Loan Agreement.

“Lenders” means, collectively, the Issuing Lenders, the Multi-Currency Lenders and the Term Loan Lenders.
“Loan Documents” means, collectively, the Multi-Currency Loan Documents and the Term Loan Documents.
“Multi-Currency Credit Agreement” means the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time), among the Company, certain of its subsidiaries, as Local Borrowing Subsidiaries, the lenders (the “Multi-Currency Lenders”) and issuing lenders (the “Issuing Lenders”) party thereto, Citicorp USA, Inc. (“Citicorp”), as administrative agent for the Multi-Currency Lenders and the Issuing Lenders (the “Multi-Currency Administrative Agent”), and Citicorp, as collateral agent for the Secured Parties (as defined therein).
“Multi-Currency Loan Documents” means the Loan Documents (as defined in the Multi-Currency Credit Agreement).
“Multi-Currency Payment Obligations” means the Payment Obligations (as defined in the Multi-Currency Credit Agreement).
“Payment Obligations” means, collectively, the Multi-Currency Payment Obligations and the Term Loan Payment Obligations.
“Senior Debt” means all present and future (a) obligations and Indebtedness of the Company owing to the Administrative Agents and the Lenders (and any affiliates thereof), which obligations and Indebtedness are (i) of the types described in Sections 11.2(a), (d), (g) and (h) of the Credit Agreements, (ii) permitted pursuant to Section 11.2(b) of the Credit Agreements, or (iii) refinancings, refundings or replacements of any obligations and Indebtednesses referred to in clauses (i) and (ii) above, including, without limitation, for purposes of clauses (i), (ii) and (iii) above, all obligations and Indebtedness of the Company to the Lenders under the Credit Agreements and the other Loan Documents, all other obligations to pay principal and interest on indebtedness for borrowed money, unpaid reimbursement obligations in respect of letters of credit and like instruments, obligations under interest rate, currency, commodity and similar swap and exchange agreements and in respect of foreign exchange transactions, and all obligations to pay commitment fees, agents’ fees, letter of credit commissions, costs, expenses and other charges and amounts relating thereto (including, with respect to all such obligations and Indebtedness, interest accruing after the filing of a petition initiating any proceeding referred to in Section 12.1(j) of the Credit Agreements, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), (b) guarantees by the Company of any such obligations and Indebtedness incurred by any Subsidiary of the Company and (c) renewals, extensions, refinancings, refundings, amendments and modifications of any obligation, Indebtedness or guaranty referred to in clauses (a) or (b) of this definition or of the instruments or documents creating or evidencing any such obligations, Indebtedness or guaranty; provided, however, that “Senior Debt” shall not include (i) any obligations and Indebtedness of the Company to any Lender existing on the date hereof or hereafter incurred or under any facility existing on the date hereof or hereafter created in respect of which such Lender shall as of the date hereof or at any time hereafter have entered into an agreement with the Company to the effect that such obligations and Indebtedness are not “Senior Debt” for purposes hereof and (ii) any Indebtedness of the Company in the nature of open market commercial paper of the Company or obligations of the Company evidenced by bonds, debentures, notes and similar instruments (including, without limitation, the Indebtedness outstanding under the Indentures) issued in a manner and pursuant to documentation customary in the intended market for obligations publicly traded or traded in the high yield bond or other private placement or similar market primarily among financial institutions and other Persons that are not commercial banks.
“Term Loan Agreement” means the Third Amended and Restated Term Loan Agreement, dated as of May 19, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time), among the Company, the lenders party thereto (the “Term Loan Lenders”), Citicorp, as administrative agent (the “Term Loan Administrative Agent”) for the Term Loan Lenders and Citicorp, as collateral agent for the Secured Parties (as defined therein).
“Term Loan Documents” means the Loan Documents (as defined in the Term Loan Agreement).
“Term Loan Payment Obligations” means the Payment Obligations (as defined in the Term Loan Agreement).
ARTICLE II
SUBORDINATION
2.1.   Note Subordinated to Senior Debt
(a)    The Company covenants and agrees, and the Holder of this Note by its acceptance of this Note likewise covenants and agrees, that so long as the Senior Debt is outstanding and the Payment Obligations have not been Fully Satisfied, (i) the Holder shall not demand payment hereunder except that in any bankruptcy, insolvency or receivership proceedings of the Company, the Holder shall have the right to make a demand for payment hereunder and (ii) the payment of the principal of this Note is subordinated, to the extent and in the manner provided in this Article II, to the prior payment in full of all Senior Debt and that the subordination is for the benefit of the Lenders, the Administrative Agents, and the other holders and beneficial owners of the Senior Debt. Such Lenders, Administrative Agents, and holders and beneficial owners are made obligees hereunder and they and/or each of them may enforce such provisions directly. The Holder shall not be deemed to owe any fiduciary duty to the Lenders, the Administrative Agents, or other holders or beneficial owners of such Senior Debt.
(b)    The Holder of this Note by its acceptance of this Note covenants and agrees that so long as the Senior Debt is outstanding and the Payment Obligations have not been Fully Satisfied, the Holder (i) will not convert or exchange this Note into or for any other indebtedness or subordinate this Note to any other indebtedness of the Company other than the Senior Debt, (ii) will not permit the terms of this Note to be modified in such a manner as to have an adverse effect upon the rights or interests of the Administrative Agents or any Lender hereunder and (iii) will promptly notify the Administrative Agents of the occurrence of any default under this Note.
(c)    The Holder of this Note by its acceptance of this Note hereby (i) authorizes the Administrative Agents to demand specific performance of the terms of Article II of this Note, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the Holder shall have failed to comply with any provisions of such Article II which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.
2.2.   Company Not to Make Payments with Respect to Note in Certain Circumstances
(a)    Upon the maturity of any Senior Debt by lapse of time, acceleration (unless waived) or otherwise, all principal thereof, interest thereon and other obligations arising thereunder (including, without limitation, unreimbursed L/C Reimbursement Obligations (as defined in the Multi-Currency Credit Agreement)) then constituting Senior Debt and then due and payable shall first be paid in full (or such payment duly provided for in cash or in a manner satisfactory to the holders and beneficial owners of such Senior Debt) and all Undrawn L/C Obligations (as defined in the Multi-Currency Credit Agreement) shall be Fully Secured (as defined in the Multi-Currency Credit Agreement), before any payment is made on account of the principal of this Note or to acquire this Note or pursuant to the optional prepayment provisions of this Note (any one of which shall constitute a “Payment”), whether such Payment is made directly or indirectly, in cash or other property or by set-off or in any other manner, including any payment to the Holder that may be made by reason of any other indebtedness being subordinated to the payment of this Note.
(b)    Upon the happening of an Event of Default with respect to any Senior Debt (other than an Event of Default described in Section 2.2(a) above) permitting the holders thereof to accelerate the maturity thereof (a “Permitted Acceleration”) or the happening of any event or the existence of any condition that with the giving of notice or the lapse of time, or both, would become an Event of Default, unless and until such Event of Default shall have been cured or waived or such Event of Default or such other event or condition shall have ceased to exist, or during the pendency of any judicial proceeding with respect to any Event of Default, no Payment shall be made by the Company.
(c)    The Company shall not make a Payment to the extent that such Payment is prohibited by the Credit Agreements.
(d)    (i)    In the event that notwithstanding the provisions of Section 2.2(a) above, the Company shall make any Payment to the Holder in violation of the provisions of such Section 2.2(a), then such Payment shall be held by the Holder in trust for the benefit of, and shall be paid forthwith over and delivered to, the Administrative Agents for the benefit of the holders of such Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of such Senior Debt held by them) or their representative under the Credit Agreements or other agreements pursuant to which any Senior Debt may have been issued (the “Other Agreements”), as their respective interests may appear, for application to the payment of all such Senior Debt remaining unpaid (or, in the case of Undrawn L/C Obligations, not Fully Secured) to the extent necessary to pay in full or cause to be Fully Secured, as the case may be, all such Senior Debt in accordance with the terms of the Credit Agreements and the Other Agreements, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders and beneficial owners of such Senior Debt.
(ii)    In the event that notwithstanding the provisions of Section 2.2(b) above, the Company shall make any Payment to the Holder after the happening of a Permitted Acceleration, then such payment shall be returned to the Company by the Holder, and shall be held by the Company in trust for the benefit of, and shall be paid forthwith over and delivered to, the Administrative Agents for the benefit of the holders of such Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of such Senior Debt held by them) or their representative under the Credit Agreements or the Other Agreements, as their respective interests may appear, for application to the payment of all such Senior Debt remaining unpaid (or, in the case of Undrawn L/C Obligations, not Fully Secured) to the extent necessary to pay in full or cause to be Fully Secured, as the case may be, all such Senior Debt in accordance with the terms of the Credit Agreements and the Other Agreements, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders and beneficial owners of such Senior Debt.
(iii)    In the event that notwithstanding the provisions of Section 2.2(c) above, the Company shall make any Payment to the Holder which is prohibited by the Credit Agreements, (x) to the extent such Payment was made after the maturity of any Senior Debt by lapse of time, acceleration (unless waived) or otherwise, then such Payment shall be held by the Holder in trust for the benefit of, and shall be paid forthwith over and delivered to, the Administrative Agents for the benefit of the holders of such Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of such Senior Debt held by them) or their representative under the Credit Agreements or the Other Agreements, as their respective interests may appear, for application to the payment of all such Senior Debt remaining unpaid (or, in the case of Undrawn L/C Obligations, not Fully Secured) to the extent necessary to pay in full or cause to be Fully Secured, as the case may be, all such Senior Debt in accordance with the terms of the Credit Agreements and the Other Agreements, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders and beneficial owners of such Senior Debt, and (y) to the extent that such Payment was made prior to the maturity of any Senior Debt, then such Payment shall be returned to the Company by the Holder.
(e)    The Company shall give prompt written notice to the Holder of the maturity of any Senior Debt by lapse of time, acceleration or otherwise and of the occurrence of any Permitted Acceleration (and such other information as the Holder shall hereafter reasonably request); provided, that the failure of the Company to give any such notice shall not relieve the Holder of its obligations pursuant to this Article II.

2.3.	Note Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of the Company
Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):
(a)    The holders of all Senior Debt shall first be entitled to receive payment in full in cash of the principal thereof and interest due thereon and all other obligations arising thereunder (including, without limitation, unreimbursed L/C Reimbursement Obligations) then constituting Senior Debt and then due and payable (or such payment shall first be duly provided for in cash or in a manner satisfactory to the holders and beneficial owners of such Senior Debt) and all Undrawn L/C Obligations shall be Fully Secured, before the Holder of this Note is entitled to receive any payment on account of the principal of this Note.
(b)    Any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder of this Note would be entitled except for the provisions of this Section 2.3, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Administrative Agents for the benefit of the holders of the Senior Debt or their representatives (pro rata as to each holder or representative on the basis of the respective amounts of unpaid Senior Debt held or represented by each), to the extent necessary to make payment in full of all Senior Debt remaining unpaid and cause all Undrawn L/C Obligations to be Fully Secured, after giving effect to any concurrent payment or distribution or provision therefor to the holders of all such Senior Debt.
(c)    In the event that notwithstanding the foregoing provisions of this Section 2.3, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holder of this Note on account of this Note before all Senior Debt is paid in full (or effective provision made for its payment) and all Undrawn L/C Obligations are Fully Secured, such payment or distribution shall be received and held in trust for and shall be paid over to the Administrative Agents for the benefit of the holders of the Senior Debt remaining unpaid or unprovided for or not Fully Secured or their representatives (pro rata as to each holder or representative on the basis of the respective amounts of unpaid Senior Debt held or represented by each), for application to the payment or collateralization, as the case may be, of such Senior Debt until all such Senior Debt shall have been paid in full and all Undrawn L/C Obligations have been Fully Secured, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.
(d)    The Company shall give prompt written notice to the Holder of any dissolution, winding up, liquidation or reorganization of the Company or any assignment for the benefit of the Company’s creditors; provided that the failure of the Company to give any such notice shall not relieve the Holder of its obligations pursuant to this Article II.
(e)    Each Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Holder or otherwise), but shall have no obligation, to demand, sue for, collect and receive every Payment and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting this Note) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agents or the Lenders hereunder.
(f)    The Holder shall duly and promptly take such action as the Administrative Agents may reasonably request (i) to collect this Note for the account of the Lenders and to file appropriate claims or proofs of claim in respect of this Note, (ii) to execute and deliver to the Administrative Agents such powers of attorney, assignments or other instruments as the Administrative Agents may reasonably request in order to enable the Administrative Agents to enforce any and all claims with respect to this Note and (iii) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to this Note.
2.4.   Holder to be Subrogated to Rights of Holders of Senior Debt
Subject to the payment in full of the principal of and interest on the Senior Debt and of all other obligations arising under the Senior Debt then constituting Senior Debt and then due and payable and the Undrawn L/C Obligations having been Fully Secured, the Holder of this Note shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company, whether in cash, property or securities, applicable to the Senior Debt until all amounts owing on this Note shall be paid in full, and for the purpose of such subrogation, no payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holder of this Note by virtue of this Article II which otherwise would have been made to the Holder of this Note shall, as between the Company, its creditors other than holders of the Senior Debt and the Holder of this Note, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article II are intended solely for the purpose of defining the relative rights of the Holder of this Note, on the one hand, and the holders of the Senior Debt, on the other hand.
2.5.   Obligation of the Company Unconditional

Nothing contained in this Article II or elsewhere in this Note is intended to or shall impair, as between the Company, its creditors other than holders of the Senior Debt and the Holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the Holder of this Note the principal of this Note upon demand of the Holder, or is intended to or shall affect the relative rights of the Holder of this Note and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon a default under this Note, subject to the rights, if any, under this Article II of the holders of the Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy and subject to the proviso to Section 2.8 hereof. Upon any distribution of assets of the Company referred to in this Article II, the Holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Holder of this Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article II.
Nothing contained in this Article II is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except as otherwise specified in Section 2.2 hereof, payments at any time of the principal of this Note.
2.6.   Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Debt
No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.
2.7.   Termination of Subordination Provisions
All provisions in Sections 2.1, 2.2, 2.3 and 2.6 hereof shall terminate on the date on which the Payment Obligations have been Fully Satisfied.
2.8.   Article II Not to Prevent Default

The failure to make a Payment on account of this Note by reason of any provision in this Article II shall not be construed as preventing the occurrence of a default under this Note; provided that no demand for payment shall be made under this Note and the Holder shall not under any circumstance take, sue for, ask or demand from the Company any Payment or join with any creditor other than the Lenders and the Administrative Agents in commencing, directly or indirectly cause the Company to commence, or assist the Company in commencing, any proceeding referred to in Section 12.1(j) of the Credit Agreements or pursue any remedy available to it upon any default (including, without limitation, the remedies described in Article III hereof), in any case until the principal of and interest on the Senior Debt and all other obligations arising under the Senior Debt then constituting Senior Debt and then due and payable has been paid in full and all Undrawn L/C Obligations have been Fully Secured (except that in any bankruptcy, insolvency or receivership proceedings of the Company, the Holder shall have the right to make a demand for payment under this Note and to file claims).
ARTICLE III
DEFAULTS
3.1.   Defaults
If the Company defaults in the payment of this Note and such default is continuing, the Holder may, subject to the provisions of Sections 2.2 and 2.8 hereof, pursue any available remedy by proceeding at law or in equity to collect the payment of this Note or to enforce the performance of any provision of this Note.
ARTICLE IV
LOST OR DESTROYED NOTE
4.1.   Lost or Destroyed Note
Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will issue a new Note of like tenor in lieu of this Note.
ARTICLE V
MISCELLANEOUS
5.1.   Waiver

Subject to the provisions of Section 11.9(b) of the Credit Agreements, any term, provision or condition of this Note may be waived in writing at any time by the party which is entitled to the benefits thereof. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.
5.2.   Amendment and Modification
Subject to applicable law and the provisions of Section 11.9(b) of the Credit Agreements, this Note may be amended, modified and supplemented by written agreement of the Company and the Holder at any time with respect to the terms contained herein. The term “Note” shall mean this instrument as originally executed or if later amended or supplemented, then, as so amended or supplemented.
5.3.   No Recourse Against Others
No recourse for the payment of this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
5.4.   Governing Law
This Note has been negotiated and executed in, and shall be governed by, the law of the State of New York.
5.5.   Assignment
So long as the Payment Obligations have not been Fully Satisfied, the Holder may not assign its rights and obligations under this Note without the prior consent of the Required Lenders, except that the Holder may assign its rights and obligations to any Affiliate of the Company. Whenever in this Note reference is made to the Holder, such reference shall be deemed to include, as applicable, a reference to its successors and permitted assigns. The provisions of this Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.
5.6.   Waiver of Presentment, etc.

To the extent not prohibited by applicable law, the Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officers.
REVLON CONSUMER PRODUCTS CORPORATION
By: ______________________________
Name:
Title:

Exhibit O-1
to
Third Amended and Restated Revolving Credit Agreement

Form of Local Borrowing Subsidiary Joinder Agreement
LOCAL BORROWING SUBSIDIARY JOINDER AGREEMENT, dated as of ____________ __, 20__, made by ________________, a _____________ [corporation] (the “Local Borrowing Subsidiary”), pursuant to the THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 16, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among REVLON CONSUMER PRODUCTS CORPORATION (the “Company”), certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and Issuing Lenders party thereto, CITICORP USA, INC. (“Citicorp”), as administrative agent for the Multi-Currency Lenders and the Issuing Lenders, and CITICORP, as collateral agent for the Secured Parties. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
For good and valid consideration, the sufficiency of which hereby is acknowledged, the Local Borrowing Subsidiary hereby agrees as follows:

(a)
It shall be deemed to be a Local Borrowing Subsidiary for all purposes under the Credit Agreement and the other Loan Documents, and, as such, shall be deemed to be a Local Borrowing Subsidiary for such purposes; and

(b)
It shall (i) be bound by all covenants, agreements, acknowledgements and other terms and provisions applicable to it, as a Local Borrowing Subsidiary pursuant to the Credit Agreement and the other Loan Documents to the same extent, and in the same manner, as if it (in its capacity as a Local Borrowing Subsidiary) were a direct party thereto and (ii) perform all obligations required of it pursuant to the Credit Agreement and such Loan Documents. Without limiting the foregoing, but subject to Section 6.2(a) of the Credit Agreement, it acknowledges and agrees that the terms, covenants and agreements contained in the Intercreditor Agreement shall be binding upon it as if it were a direct signatory thereto.

The Local Borrowing Subsidiary hereby acknowledges that it has received and reviewed an executed copy of the Credit Agreement (including, without limitation, all amendments, supplements and other modifications thereto) and each of the Loan Documents referred to therein (including, without limitation, all amendments, supplements and other modifications thereto).
The Local Borrowing Subsidiary hereby represents and warrants that (a) all representations and warranties contained in the Credit Agreement and the other Loan Documents which are applicable to it (after giving effect to this Local Borrowing Subsidiary Joinder Agreement) are true and correct in all material respects and (b) immediately prior to and immediately after the effectiveness of this Local Borrowing Subsidiary Joinder Agreement, no Default or Event of Default shall have occurred and be continuing.
This Local Borrowing Subsidiary Joinder Agreement shall become effective upon the satisfaction of each of the conditions specified in Section 6.5(b) of the Credit Agreement.

THIS LOCAL BORROWING SUBSIDIARY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has caused this Local Borrowing Subsidiary Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.
[NAME OF LOCAL BORROWING SUBSIDIARY]
By:__________________________________
    Name:
    Title:

ACKNOWLEDGED AND AGREED TO:
CITICORP USA, INC.,
as Administrative Agent
By:________________________________
    Name:
    Title:

Exhibit O-2
to
Third Amended and Restated Revolving Credit Agreement

Form of Local Fronting Lender Joinder Agreement
LOCAL FRONTING LENDER JOINDER AGREEMENT, dated as of ___________ ___, 20__, made by ________________ (the “New Local Fronting Lender”), pursuant to the THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 16, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among REVLON CONSUMER PRODUCTS CORPORATION (the “Company”), certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and Issuing Lenders party thereto, CITICORP USA, INC. (“Citicorp”), as administrative agent for the Multi-Currency Lenders and the Issuing Lenders, and CITICORP, as collateral agent for the Secured Parties. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
The New Local Fronting Lender hereby agrees as follows:

(a)
It shall be deemed to be a Local Fronting Lender for all purposes under the Credit Agreement and the other Loan Documents, and, as such, shall be deemed to be a Local Fronting Lender for such purposes;

(b)
It shall (i) be bound by all covenants, agreements, acknowledgements and other terms and provisions applicable to it, as a Local Fronting Lender pursuant to the Credit Agreement and the other Loan Documents to the same extent, and in the same manner, as if it (in its capacity as a Local Fronting Lender) were a direct party thereto and (ii) perform all obligations required of it pursuant to the Credit Agreement and such Loan Documents; and

(c)	The information set forth on Exhibit A hereto shall be added to Schedule III of the Credit Agreement.

THIS LOCAL FRONTING LENDER JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has caused this Local Fronting Lender Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.
[NAME OF LOCAL FRONTING LENDER]
By:__________________________________
    Name:
    Title:

ACKNOWLEDGED AND AGREED TO:
CITICORP USA, INC.,
as Administrative Agent
By:________________________________
Name:
Title:

Exhibit A
BORROWERS; DENOMINATION CURRENCIES; CURRENCY SUBLIMITS;
          MAXIMUM SUBLIMITS; LOCAL FRONTING LENDERS

Local Fronting Lender and Local Lending Office	Denomination Currency	Currency Sublimit	Maximum Sublimit	Name of Borrower and Address for Notices

Exhibit P-1
to
Third Amended and Restated Revolving Credit Agreement

Form of Local Loan Statement
(Revlon Consumer Products Corporation (“RCPC”))
Name of Local Fronting Lender:
Name of Local Borrower:
Country:
Week Ending Date: ________________
Currency Sublimit for Local Fronting Lender: US$_______
Daily Ending Balances (with Acceptances being reflected at their aggregate, undiscounted, face amounts):

	RCPC		Local Borrowing Subsidiary
	Denomination Currency	US Dollars	Denomination Currency	US Dollars
Monday
Tuesday
Wednesday
Thursday
Friday

Please complete this form and return it on the first Business Day of each week and on the first Business Day of each month. Please FAX the completed form to Tracey L. Wilson of Citicorp USA, Inc. at (212) 994-0849 and to Paul Nickl of Revlon at (212) 527-5530.
If you have any questions concerning this form, please feel free to contact Tracey L. Wilson of Citicorp USA, Inc. at tracey.l.wilson@citi.com.

Exhibit P-2
to
Third Amended and Restated Revolving Credit Agreement

Form of Interest Allocation Statement (Local Loans)
(Revlon Consumer Products Corporation)
Name of Local Fronting Lender:
Name of Local Borrower:
Country:
Date of Payment:              Interest Rate Basis: 360 Days or 365 Days (circle one)
Loan Information (for Loan(s) to which interest payment relates):

	Eurodollar Loans	Alternate Base Rate Loans	Eurocurrency Loans	Local Rate Loans	Acceptances	TOTAL
Principal Amount for Period		See Attached Schedule		See Attached Schedule	See Attached Schedule
From (Date)
To (Date)
Base Interest Rate
Total Applicable Margin	b.p.	b.p.	b.p.	b.p.	b.p.
Net Margin to Local Fronting Lender	25 b.p.	25 b.p.	25 b.p.	25 b.p.	25 b.p.
Risk Participation Fee to Syndicate	b.p.	b.p.	b.p.	b.p.	b.p.
Total Interest Payment Amount
Base Interest Amount (payable to Local Fronting Lender until Participations are Funded, then to Syndicate)
Net Local Fronting Lender Interest Amount
Risk Participation Fee to Syndicate
Exchange Rate to convert Denomination Currency into Dollars
Total Amount Paid to Syndicate in U.S. Dollars

Please convert the risk participation fee (and any applicable portion of the base interest rate) and remit to:

Bank Name:    Citibank, NA
ABA No.:    021000089
A/C No.:    3685-2248
A/C Name:    Medium Term Finance
Attention:    Tracey L. Wilson
If you have any questions concerning this form, please feel free to contact Tracey L. Wilson of Citicorp USA, Inc. at tracey.l.wilson@citi.com.

Exhibit Q
to
Third Amended and Restated Revolving Credit Agreement

Form of U.S. Tax Compliance Certificate
Reference is made to the THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 16, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among REVLON CONSUMER PRODUCTS CORPORATION (the “Company”), certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and Issuing Lenders party thereto, CITICORP USA, INC. (“Citicorp”), as administrative agent for the Multi-Currency Lenders and the Issuing Lenders, and CITICORP, as collateral agent for the Secured Parties. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
The undersigned hereby certifies to the Administrative Agent and the Company that:
(1)    The undersigned is the beneficial owner of the Loan and/or Note in respect of which it is providing this certificate;
(2)    The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”));
(a)    In this regard, the undersigned further represents and warrants that:

(i)	the undersigned is not subject to regulatory or other legal requirements as a bank in any jurisdiction;

(ii)
the undersigned has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

(3)    The undersigned is not a “10-percent shareholder” (as such term is used in Section 881(c)(3)(B) of the Code);
(4)    The undersigned is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code;
(5)    The undersigned is not a U.S. person, as defined under Section 7701(a)(30) of the Code; and
(6)    The undersigned is not a natural person.
We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8 BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall so inform the Company (for the benefit of the Company and the Administrative Agent) in writing within thirty days of such change and (2) the undersigned shall furnish the Company (for the benefit of the Company and the Administrative Agent) a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Company to the undersigned, or in either of the two calendar years preceding such payment.
[NAME OF LENDER]
By:__________________________
    Name:
    Title:
[Address]
Dated: ___________ ___, 20__

Exhibit R
to
Third Amended and Restated Revolving Credit Agreement

Form of Solvency Certificate

June 16, 2011
This certificate is made pursuant to Section 9.1(p) (Conditions to Initial Extensions of Credit) of, and in connection the consummation of the transactions contemplated in, the THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 16, 2011 (the “Credit Agreement”), among REVLON CONSUMER PRODUCTS CORPORATION (the “Company”), certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and Issuing Lenders party thereto, CITICORP USA, INC. (“Citicorp”), as administrative agent for the Multi-Currency Lenders and the Issuing Lenders, and CITICORP, as collateral agent for the Secured Parties. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Solely in my capacity as Chief Financial Officer of the Company, I hereby certify that I am familiar with the historical and current financial condition of the Company and its Subsidiaries and that immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans:
A. The aggregate value of all of the assets of the Company on a consolidated and an unconsolidated basis, at a fair valuation, exceeds the total liabilities of the Company on a consolidated and an unconsolidated basis (including contingent, subordinated, unmatured and unliquidated liabilities).
B. The Company has the ability to pay its debts as they mature and it does not have unreasonably small capital with which to conduct its business.
For purposes of this certificate, “fair valuation” of such assets shall be determined on the basis of that amount which may be realized within a reasonable time, in any manner through realization of the value of or dispositions of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.
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IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.
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Name:
Title: Chief Financial Officer